Exhibit 10.21

Execution Version

16 October 2022

FOSUN FASHION GROUP (CAYMAN) LIMITED

LANVIN GROUP HOLDINGS LTD

MERITZ SECURITIES CO., LTD.

SHARE SUBSCRIPTION AGREEMENT

in relation to the shares of

FOSUN FASHION GROUP (CAYMAN) LIMITED

This Agreement is dated 16 October 2022

Parties

1.

Fosun Fashion Group (Cayman) Limited, an exempted company incorporated in the Cayman Islands with company number 333622 and its registered office at Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (the Company);

2.

Lanvin Group Holdings Limited, an exempted company incorporated in the Cayman Islands with company number 382280 and its registered office at Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (PubCo); and

3.

Meritz Securities Co., Ltd., a corporation incorporated under the laws of the Republic of Korea having its principal office at Three IFC, 10 Gukjegeumyung-ro, Yeongdeungpo-gu, Seoul, Korea 07326 (Investor),

(each a Party in this Agreement and together, the Parties)

Words and expressions used in this Agreement shall be interpreted in accordance with Schedule 12 (Definitions and Interpretation).

Preamble

(A)	The Company wishes to allot and issue to Investor, and Investor wishes to subscribe from the Company, the Subscription Shares and the Collateral Share on and subject to the terms of this Agreement.

(B)

The Parties wishes to enter into this Agreement to set out the rights and obligations that they will have in connection with the issuance and subscription of the Subscription Shares and the Collateral Share.

IT IS NOW AGREED:

1.	Subscription

Subject to the terms of this Agreement, the Company shall allot and issue to Investor, and Investor shall subscribe for 18,569,282 Ordinary Shares (the Subscription Shares) and one (1) Collateral Share to be newly issued by the Company free and clear from any Encumbrance upon Closing and with rights and restrictions attached to them as set out in the MAA (Subject to Clause 3, the Transaction). The Company shall ensure that the Subscription Shares allotted and issued to Investor shall be issued as fully paid and rank pari passu in all respects with all other Ordinary Shares in issue or to be issued by the Company as at the Closing Date.

2.	Price

2.1	The subscription price for the Subscription Shares shall be US$49,999,999 and the subscription price for the Collateral Share shall be US$1 (collectively the Subscription Price).

2.2	Subject to Closing taking place in accordance with this Agreement:

(a)

Investor will pay US$25,000,000 out of the Subscription Price to the Company Bank Account on the Closing Date with the remainder of the Subscription Price withheld by the Investor for the purposes of securing the Company’s obligations under this Agreement; and

(b)

provided that no Event of Default has occurred and is subsisting on the Liquidity Date, Investor will release US$25,000,000 out of the Subscription Price to the Company Bank Account within 5 Business Days of receipt of a written notice from the Company or PubCo of the Liquidity Date (Release Amount) and for the avoidance of doubt, notwithstanding anything else in this Agreement, if an Event of Default has occurred and is subsisting on the Liquidity Date, the Release Amount will not be released by Investor under this clause 2.2(b).

2.3

If the Release Amount is not released to the Company Bank Account in accordance with clause 2.2, Investor shall immediately surrender those ordinary shares of Pubco that is converted from 9,284,641 Ordinary Shares of the Company in the De-SPAC Transaction to Pubco at nil consideration. If the Release Amount is not released by Investor to the Company Bank Account due to the occurrence of an Event of Default in accordance with clause 2.2, the Parties agree that Investor shall not bear any additional liability in respect of those ordinary shares of Pubco surrendered in accordance with this clause 2.3.

3.	Closing

3.1

Subject to the satisfaction or waiver (by the applicable Party) in writing of the conditions precedent set forth in Clause 6 (other than conditions that by their nature are to be satisfied on the Closing Date, but subject to the satisfaction or waiver (by the applicable Party) of those conditions on the Closing Date), Closing shall take place on the Business Day after the last condition precedent set forth in Clause 6 is satisfied or waived or a later date mutually agreed by the Company and Investor in writing (the Closing Date).

3.2

At or prior to the Closing Date, each of the Company, PubCo, Investor shall deliver or perform (or ensure that there is delivered or performed) all those documents, items and actions respectively listed in relation to that Party in Schedule 1 (Closing Arrangements).

3.3

Neither the Company or PubCo (on the one hand) nor Investor (on the other) is obliged to complete the Transaction in accordance with this Agreement (or the payment of Subscription Price) unless the other Party has complied with all of its relevant obligations in Schedule 1 (Closing Arrangements).

3.4

If on Closing either the Company or PubCo (on the one hand) or Investor (on the other) fails to comply with any of its obligations as set out in Schedule 1 (Closing Arrangements), then the non-defaulting Party shall be entitled (in addition to and without prejudice to other rights and remedies available) by written notice to the Party in default on the date Closing would otherwise have taken place, to:

(a)	require Closing to take place so far as practicable having regard to the defaults which have occurred;

(b)

notify the Party in default of a new date for Closing in which case the provisions of this clause 3 (other than this clause 3.4) and Schedule 1 (Closing Arrangements) shall apply to Closing as so deferred; or

(c)

terminate this Agreement (other than the Surviving Provisions), provided that such termination shall not affect any accrued rights or liabilities of any Party in respect of damages for non-performance of any obligation falling due for performance prior to such termination.

3.5

If, in accordance with clause 3.4(b), Closing is deferred and at such deferred Closing a Party fails to comply with its obligations in Schedule 1 (Closing Arrangements), the non-defaulting Party shall have the right as set out in clauses 3.4(a) to 3.4(c) (inclusive) as if references to “Closing” were references to the deferred Closing, but in any event, any Closing shall not be deferred more than twice under clause 3.4(b).

3.6

If Closing does not take place on or before 31 October 2022 (or such later date as the Parties may agree in writing), this Agreement shall automatically terminate (other than in respect of the Surviving Provisions) provided that such termination shall not affect any accrued rights or liabilities of any Party in respect of damages for non-performance of any obligation falling due for performance prior to such termination.

4.	Warranties

4.1

Subject to the matters as disclosed in the Disclosure Schedule, the Company represents and warrants to Investor as at the date of this Agreement and at the Closing Date in the terms of the Company Warranties. Each of Company Warranties shall be construed as a separate and independent warranty.

4.2

The Company shall immediately disclose to Investor any matter or thing which arises or of which it becomes aware after entering into this Agreement which is inconsistent with or a breach of any of the Company Warranties or which will or may be a breach of any Company Warranty when they are repeated at Closing.

4.3

Subject to the matters as disclosed in the Disclosure Schedule, Investor may claim that any of the Company Warranties is or was untrue or misleading or has or had been breached even if Investor discovered on or before entering into this Agreement or before Closing that the Company Warranty in question was untrue, misleading or had been breached.

4.4

Subject to the matters as disclosed in the Disclosure Schedule, PubCo represents and warrants to Investor as at the date of this Agreement and at the Closing Date in the terms of the PubCo Warranties. Each of PubCo Warranties shall be construed as a separate and independent warranty.

4.5

The PubCo shall immediately disclose to Investor any matter or thing which arises or of which it becomes aware after entering into this Agreement which is inconsistent with or a breach of any of the PubCo Warranties or which will or may be a breach of any PubCo Warranty when they are repeated at Closing.

4.6

Subject to the matters as disclosed in the Disclosure Schedule, Investor may claim that any of the PubCo Warranties is or was untrue or misleading or has or had been breached even if Investor discovered on or before entering into this Agreement or before Closing that the PubCo Warranty in question was untrue, misleading or had been breached.

4.7

Investor represents and warrants to the Company as at the date of this Agreement and at the Closing Date in the terms of the Investor Warranties. Each of Investor Warranties shall be construed as a separate and independent warranty.

5.	Undertakings

5.1	Subject to clauses 7, 8 and 9,

(a)

at any time before the completion of the IPO and within six (6) months after the completion of the IPO, Investor shall not Transfer any Subscription Shares, Additional Shares or any shares of PubCo (if applicable, excluding any shares of PubCo which Investor acquires after the IPO);

(b)

after an Event of Default has occurred before the Liquidity Date, Investor shall Transfer and should only Transfer its shares in PubCo (excluding any shares of PubCo which Investor acquires after the IPO) pursuant to clause 11.2, provided that the transfer restriction under clause 5.1(a) shall immediately cease to apply;

(c)

after an Event of Default has occurred on or after the Liquidity Date, Investor shall only Transfer any shares of Pubco (excluding any shares of Pubco which Investor acquires after the IPO) through on-market transaction via a reputable broker on the stock exchange on which such ordinary shares of Pubco are traded, provided that the transfer restriction under clause 5.1(a) shall immediately cease to apply; and

(d)

subject to the above paragraphs (a), (b) and (c), after six (6) months of the completion of the IPO, Investor shall only Transfer any shares of PubCo (excluding any shares of PubCo which Investor acquires after the IPO):

(i)	through on-market transactions via a reputable broker on the stock exchange on which such ordinary shares of PubCo are traded; or

(ii)

through any off-market transactions provided that prior to any of such transfer, Investor shall promptly deliver a written notice (the ROFR Transfer Notice) to PubCo, which ROFR Transfer Notice shall include (i) the number of the shares of PubCo proposed to be Transferred by Investor, and (ii) the amount of the proposed consideration for the proposed Transfer and any other material terms and conditions upon which the proposed Transfer is to be made. For a period of three (3) Business Days following receipt of the ROFR Transfer Notice, PubCo shall have the right, either by itself or by one or more third party investors as nominated by PubCo, to purchase all or a portion of the shares of PubCo subject to the ROFR Transfer Notice on the same terms and conditions as set forth therein, by delivering a written notice to Investor within such three (3) Business Days period specifying the number of the shares of PubCo that PubCo intends to acquire from Investor (the ROFR Purchase Notice). PubCo shall effect the purchase of the number of the shares of PubCo as specified in the ROFR Purchase Notice, including payment of the full purchase price, not more than two (2) Business Days after delivery of the ROFR Purchase Notice (the date of payment, the ROFR Completion Date), and at the ROFR Completion Date Investor shall deliver to PubCo all necessary certificates representing valid title to the shares of PubCo that are subject to the ROFR Purchase Notice and such other documents as may be necessary or appropriate to effect the transfer of the shares of PubCo that are subject to the ROFR Purchase Notice. Failure by PubCo or any of its nominee to provide its ROFR Purchase Notice within the three (3) Business Days or pay the relevant full purchase price within two (2) Business Days after the delivery of ROFR Purchase Notice shall be deemed as a waiver to its rights under this clause 5.1(d)(ii), and Investor shall be permitted to Transfer any shares of PubCo through any off-market transactions.

5.2

At any time after the date of this Agreement and before the completion of IPO, unless with the prior written consent of Investor, the Company shall not and shall procure none of its subsidiaries shall:

(a)

create or permit to subsist any Encumbrance over any of its Material IP Rights or over any material property or assets of the Company or its subsidiaries, other than for the purpose of securing any Financial Indebtedness that the Company and/or its subsidiaries are permitted to incur under clause 5.2(b);

(b)	incur or repay any Financial Indebtedness, provided that:

(i)

any Group Members (other than the Company) shall not be restricted from incurring any Financial Indebtedness as long as the total Financial Indebtedness of the Group Members as reflected in the consolidated balance sheet of the Company does not exceed US$50,000,000;

(ii)

no Group Members shall be restricted from repaying (x) any principal of any of the Financial Indebtedness as set out in Part I of Schedule 10 in accordance with the respective repayment schedule thereunder; or (y) any interest of such Financial Indebtedness in relation to Part I of Schedule 10 that falls due, in each case provided that such repayment is at all times subject to the terms and conditions set forth in the Subordination Agreement (to the extent applicable);

(iii)

no Group Members shall be restricted from repaying (x) any principal of any revolving credit facility as set out in Part II of Schedule 10; or (y) any interest of such revolving credit facility that falls due;

(iv)	no Group Members shall be restricted from incurring or repaying any trading debt in its ordinary course of business or any Permitted Financial Indebtedness; and

(v)

the Company shall not be restricted from incurring any Financial Indebtedness from FIL or any of its Affiliates as long as such Financial Indebtedness falls within the definition of Junior Debt under the Subordination Agreement.

(c)

other than in relation to the IPO, acquire or agree to acquire an interest in a corporate body or merge or consolidate with a corporate body or any other person, enter into any demerger transaction or participate in any other type of corporate reconstruction;

(d)	other than in relation to the IPO, acquire or dispose of, or agree to acquire or dispose of, any material assets, businesses or undertakings or any material revenues;

(e)	make any amendments to the MAA, other than any amendments to the MAA necessary to effect the IPO;

(f)	declare, make or pay any dividend or other distribution;

(g)	modify or terminate any rights under any of its contracts which are material to the businesses of any Group Members;

(h)	create, allot or issue any of its shares or agree, arrange or undertake to create, allot or issue any of its shares;

(i)	give or agree to give any option, right to acquire or call (whether by conversion, subscription or otherwise) in respect of any of its share or loan capital; or

(j)	enter into any contract, liability or commitment involve expenditure or liability which exceeds US$10,000,000.

5.3

The Parties agree that following the Closing, Investor shall have the right, at its sole and absolute discretion, to nominate one (1) candidate to be elected as an Observer to the board of directors of the Company and to remove such Observer and nominate a replacement candidate from time to time for so long as Investor holds at least seventy per cent. (70%) of the total number of Subscription Shares that are issued to Investor according to this Agreement (subject to any adjustment as a result of conversion of Subscription Shares into ordinary shares of PubCo in any De-SPAC Transaction and any share split or consolidation of ordinary shares of PubCo after the IPO, and Investor shall retain such right of appointment in PubCo provided that it holds the equivalent number of ordinary shares of PubCo). The Company or PubCo, as the case may be, agrees and undertakes to take all necessary actions to effect the nomination, removal or replacement of such Observer proposed by Investor in accordance with this clause 5.2 to the extent permissible under applicable law and listing rules. Investor shall cause such Observer to resign with immediate effect if and upon Investor ceases to hold at least seventy per cent. (70%) of the total number of Subscription Shares that are issued to Investor according to this Agreement (subject to any adjustment as a result of conversion of Subscription Shares into ordinary shares of PubCo in any De-SPAC Transaction and any share split or consolidation of ordinary shares of PubCo after the IPO, and Investor shall retain such right of appointment in PubCo provided that it holds the equivalent number of ordinary shares of PubCo).

5.4	At the closing of the De-SPAC Transaction, the Company, PubCo and Investor shall ensure:

(a)	the conversion of the Subscription Shares into ordinary shares of PubCo whose rights and restrictions will be set out in the Amended MAA, and

(b)	the conversion of the Collateral Share into a certain class of a share of PubCo (the Superclass Share) whose rights and restrictions will be set out in the Amended MAA,

each of the Company and Investor shall exercise its voting rights and shall procure the amendment and adoption of the Amended MAA as soon as practicable at the closing of the De-SPAC Transaction and PubCo shall provide (i) PubCo’s shareholders’ resolution to adopt the Amended MAA; and (ii) a stamped copy of the Amended MAA duly filed with the Registrar of Companies in the Cayman Islands, in each case, as soon as practicable of the same becoming available.

5.5	Subject to clause 5.4, Investor agrees to provide all assistance as the Company and PubCo may reasonably require in connection with the consummation of the IPO including without limitation:

(a)

agreeing to and voting for the IPO and transferring the Subscription Shares and the Collateral Share to PubCo in exchange for the ordinary shares in PubCo that carry the same rights and restrictions as those rights and restrictions attached to the Subscription Shares as set out in the MAA and the Superclass Share;

(b)

irrevocably waiving and agreeing not to exercise or assert, any and all rights, actions or claims under Section 238 of the Companies Act of the Cayman Islands (as amended) (the Act) (including but not limited to the right to dissent from the merger, and the rights in s.238(12) and/or s.238(16) of the Act), and any other similar statute in connection with the Second Merger (as defined in the Business Combination Agreement) and the Business Combination Agreement; and

(c)	agreeing that the Shareholders Agreement shall be terminated upon the consummation of the IPO.

5.6

Subject to Investor’s final investment committee approval, Investor shall have the right (exercisable in its sole and absolute discretion) to subscribe for, and upon receipt of Investor’s notice of such intention, PubCo shall agree to promptly issue and allot, up to a maximum number of 1,500,000 ordinary shares to be newly issued by PubCo (the Additional Shares) at US$10 per share for a total maximum additional investment amount of US$15,000,000 (the Additional Price) on the date of completion of IPO (the Additional Closing Date).

5.7

The Parties agree that after the completion of the IPO, as long as Investor owns any shares of PubCo, PubCo, at all times while it shall be reporting under the Securities Exchange Act of 1934, as amended, shall timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by PubCo after the date hereof pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and shall promptly furnish Investor with true and complete copies of all such filings, unless filed through the SEC’s EDGAR system. PubCo further covenants that it shall take such further action as Investor may reasonably request, all to the extent required from time to time, to enable Investor to sell the shares of PubCo held by Investor without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any customary legal opinions as to the availability of Rule 144. The Parties further agree that, following the expiration of the transfer restrictions set forth in clause 5.1(a), if the shares in PubCo held by Investor are eligible to be sold without restriction under, and without PubCo being in compliance with the current public information requirements of, Rule 144 under the Securities Act, or there is an effective registration statement covering the resale of such shares in PubCo, then at Investor’s request, PubCo will cause PubCo’s transfer agent to promptly remove any restrictive legend or notation set forth in each register and book entry for such share, and each certificate (if any) evidencing such share. In connection therewith, if required by PubCo’s transfer agent, PubCo will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to transfer such shares without any such legend or notation in any relevant register and book entry. Upon the request of Investor, PubCo shall deliver to Investor a written certification of a duly authorized officer of PubCo as to whether it has complied with such requirements.

5.8	If the Superclass Share Conversion takes place, the Parties agree that after the Superclass Share Conversion Date:

(a)

Investor shall only Transfer the shares of PubCo converted from the Superclass Share and any other shares of PubCo then held by Investor (excluding any shares of PubCo which Investor acquires after the IPO) through on-market transactions via a reputable broker on the stock exchange on which the shares of PubCo are traded (Share Disposal) and shall not Transfer any of these shares through any off-market transactions;

(b)

immediately after Investor has realised the Agreed Return from the Share Disposal pursuant to clause 5.8(a) above, Investor shall surrender to PubCo any remaining shares of PubCo converted from the Superclass Share and any other shares of PubCo then held by Investor (excluding any shares of PubCo which Investor acquires after the IPO) at nil consideration;

(c)

Investor shall have three (3) months after the later of (i) the Superclass Share Conversion Date and (ii) all of the shares of PubCo received upon conversion of the Superclass Share are eligible to be sold without restriction under Rule 144 under the Securities Act, or there is an effective registration statement covering the resale of such shares to complete the Share Disposal. If Investor continues to hold any remaining shares of PubCo converted from the Superclass Share and any other shares of PubCo (excluding any shares of PubCo Investor acquires after the IPO) after the expiration of such three (3) month period, Investor shall surrender any such remaining shares of PubCo to PubCo at nil consideration.

5.9

Subject to applicable law, attorney-client privilege and confidentiality obligations that bind the Group Members, pending and following the Closing but before the completion of IPO, the Company shall procure that Investor and its Representatives:

(a)

are given full access to all the books and records, documents, information, data and financial affairs, including the statutory books, minute books, contracts, customer lists, supplier lists and leases of the Group Members; and

(b)	may visit and inspect any premises of the Group Members and discuss the affairs, finances and accounts of the Group Member with its officers and employees,

in each case, at reasonable office hours with reasonable advance notice by Investor to the Company.

5.10	Following the date hereof,

(a)

the Company shall prepare and deliver to Investor a certificate duly executed by the chief financial officer (or its authorized signatory) of the Company, at month end of each calendar month before the completion of IPO, certifying that no Credit Event with respect to the Company has taken place on or prior to such date;

(b)

PubCo shall be obliged to inform Investor, after the completion of IPO, occurrence of any Credit Event with respect to PubCo promptly after the occurrence of such Credit Event and such notification shall include supporting documents and other relevant information for Investor to assess the occurrence of such Credit Event; and

(c)

the Company or PubCo (as the case may be) shall procure that FIL to inform Investor occurrence of any Credit Event with respect to FIL promptly after the occurrence of such Credit Event and occurrence of any Credit Event with respect to FTG as soon as practicable after such information becomes available to FIL and such notification shall include supporting documents and other relevant information for Investor to assess the occurrence of such Credit Event.

5.11

At any time after the date of this Agreement and before the Closing Date, the Company shall procure that each Group Member continues to carry on business in the normal course in compliance with all laws and regulations applicable to it in all material respects and in substantially the same manner as its businesses have been carried on before the date of this Agreement other than in relation to the IPO.

5.12

At any time after the date of this Agreement and before the Closing Date, the Company shall procure each Group Members takes all reasonable steps to preserve and protect its business and the Company shall notify Investor in writing promptly of any material adverse change in such business.

5.13

After Investor delivers the Conversion Notice pursuant to the terms of this Agreement, PubCo undertakes to Investor to prepare and deliver the Instruction Letter and Legal Opinion to the transfer agent pursuant to the Schedule 9.

5.14

After Pubco delivers the Instruction Letter and Legal Opinion to the transfer agent of PubCo pursuant to the terms of this Agreement, Pubco undertakes to Investor that it shall procure the completion of the Superclass Share Conversion pursuant to the Schedule 9.

5.15

Within 30 days from Closing, the Company or PubCo undertakes to set up a bank account for the purposes of the Pre-Liquidity Cash Top Up pursuant to Clause 11.6(a) or Post-Liquidity Cash Top Up pursuant to Clause 11.7(a) and shall have security granted over such bank account in favour of Investor on terms and conditions reasonably acceptable by Investor.

6.	Conditions to Closing

6.1	Conditions to Each Party’s Obligations. The obligations of each Party to consummate the Transaction shall be subject to the fulfilment, at or prior to the Closing, of the following conditions:

(a)	there shall not be in effect on the Closing Date any Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of the Transaction;

(b)	the Subordination Agreement has been duly executed by the parties thereto;

(c)

the Relationship Agreement has been duly executed by Investor and PubCo that: (i) imposes on Investor and PubCo the same rights and obligations as those rights and obligations under clauses 2.2, 2.3, 5.1, 5.3, 5.4, 5.7, 5.8, 5.10(b) and 5.10(c), 5.13, 5.14, 5.15, 7, 8, 10, 11, 25, Schedule 9 and Schedule 11 of this Agreement (only to the extent they are still applicable after the IPO) as if (x) any reference to the Company therein is a reference to PubCo, (y) any reference to the Subscription Shares is a reference to ordinary shares of PubCo, and (z) any reference to the Collateral Share is a reference to the Superclass Share; and (ii) set out the agreed form of Amended MAA to be adopted on IPO (including the rights and privileges of the Superclass Share pursuant to Schedule 9) (the Relationship Agreement);

(d)

no existing shareholder in the Company has exercised its pre-emptive right pursuant to clause 7 of the Shareholders Agreement and article 5.2 of the MAA in relation to the Transaction that would result in Investor not being able to subscribe for and receive the full amount of the Subscription Shares and the Collateral Share on the Closing Date.

6.2	Conditions to the Obligations of Investor. The obligations of Investor to consummate the Transaction shall be subject to the fulfilment, at or prior to the Closing, of the following conditions:

(a)

subject to the matters as disclosed in the Disclosure Schedule, each of the representations and warranties in Schedule 2 shall be true and correct in all material respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specific date, which shall be true and correct in all material respects as of that specific date); and

(b)	the Company shall have duly performed and complied with, in all material respects, all covenants required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

6.3	Conditions to the Obligations of the Company. The obligations of the Company to consummate the Transaction shall be subject to the fulfilment, at or prior to the Closing, of the following conditions:

(a)

each of the representations and warranties in Schedule 3 shall be true and correct in all material respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specific date, which shall be true and correct in all material respects as of that specific date); and

(b)	Investor shall have duly performed and complied with, in all material respects, all covenants required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

6.4	Each Party shall use its all best efforts to cooperate and ensure that the conditions as specified in clause 6.1 shall be fulfilled as soon as practicable after the date of this Agreement.

7.	Investor Put Option

7.1

Investor shall have the right to sell all (and not only some) of the Subscription Shares then held by Investor (prior to the occurrence of the IPO), or the ordinary shares of PubCo then held by Investor (after the occurrence of the IPO), to the Company or to PubCo (as the case may be), free and clear from any Encumbrance and with all rights attaching thereto, upon the occurrence of any of the following events (each a Put Option Trigger Event) in accordance with this clause 7.1:

(a)	the occurrence of any Credit Event in respect of the Company or PubCo;

(b)	the occurrence of any Credit Event in respect of FIL or FTG before the Security Account Charge lapses in accordance with its terms;

(c)	Call Option 2 has lapsed in accordance with clause 8.6 or clause 8.7; or

(d)	the third (3rd) anniversary of the Closing Date.

Pre-IPO Put Option

7.2

If any Put Option Trigger Event under clauses 7.1(a) and 7.1(b) takes place before completion of the IPO, Investor shall have the right to exercise the put option (the Pre- IPO Put Option) by serving the Company with a written notice (the Pre-IPO Put Option Exercise Notice) within ninety (90) days from the date of occurrence of the applicable Put Option Trigger Event (the Pre-IPO Put Option Exercise Period). The Pre-IPO Put Option can only be exercised once in relation to all of the Subscription Shares then held by Investor on the date of the Pre-IPO Put Option Exercise Notice.

7.3

After receipt of the Pre-IPO Put Option Exercise Notice from Investor, the Company shall be obliged to, within thirty (30) days of receipt, acquire the Subscription Shares (the date for such acquisition the Pre-IPO Put Option Completion Date) at a price equal to the Agreed Return rounded to the nearest dollar (the Pre-IPO Put Option Price).

7.4

On the Pre-IPO Put Option Completion Date, (a) the Company shall procure the payment of the Pre-IPO Put Option Price to Investor; and (b) Investor shall deliver to the Company all necessary certificates representing valid title to the Subscription Shares that are subject to the Pre-IPO Put Option and such other documents as may be necessary or appropriate to effect the transfer of the Subscription Shares that are subject to the Pre-IPO Put Option to the Company, and (c) Investor shall surrender the Collateral Share by returning to the Company all necessary certificates representing the Collateral Share. The Company agrees to provide all assistance as Investor may reasonably require in connection with the sale of Subscription Shares to the Company. In the event the Company fails to (x) procure the payment of the Pre-IPO Put Option Price to Investor, or (y) complete the purchase of the Subscription Shares by the Company, within thirty (30) days of receiving the Pre-IPO Put Option Exercise Notice in accordance with this clause 7.4, Investor shall have recourse to the Pre-Liquidity Security pursuant to clause 11 below.

Post-IPO Put Option

7.5

If any Put Option Trigger Events under clauses 7.1 takes place after completion of the IPO, Investor shall have the right to exercise the put option (the Post-IPO Put Option) by serving PubCo with a written notice (the Post-IPO Put Option Exercise Notice, together with the Pre-IPO Put Option Exercise Notice, the Put Option Exercise Notice) and/ or Conversion Notice (at the sole discretion of Investor) within ninety (90) days from the date of occurrence of the applicable Put Option Trigger Event (the Post-IPO Put Option Exercise Period together with the Pre-IPO Put Option Exercise Period, the Put Option Exercise Period). The Post-IPO Put Option can only be exercised once in relation to all of the ordinary shares of PubCo then held by Investor on the date of the Post-IPO Put Option Exercise Notice.

7.6

After receipt of the Post-IPO Put Option Exercise Notice from Investor, PubCo shall be obliged to, within thirty (30) days of receipt, either (a) acquire all the ordinary shares of PubCo held by Investor (the date for such acquisition, the Post-IPO Put Option Completion Date) at a price equal to the Agreed Return rounded to the nearest dollar (the Post-IPO Put Option Price); or (b) if Schedule 9 shall apply, and subsequent to the Superclass Share Conversion and Share Disposal, pay Investor the shortfall amount if Investor has not realised the Agreed Return from the Share Disposal.

7.7

On the Post-IPO Put Option Completion Date, (a) PubCo shall procure the payment of the Post-IPO Put Option Price to Investor; (b) Investor shall deliver to PubCo all necessary certificates representing valid title to the ordinary shares of PubCo that are subject to the Post-IPO Put Option and such other documents as may be necessary or appropriate to effect the transfer of the shares of PubCo that are subject to the Post-IPO Put Option to PubCo, and (c) Investor shall surrender the Superclass Share by returning to PubCo all necessary certificates representing the Superclass Share. PubCo agrees to provide all assistance as Investor may reasonably require in connection with the sale of ordinary shares of PubCo to PubCo. In the event PubCo fails to (x) procure the payment of the Post-IPO Put Option Price to Investor, (y) complete the purchase of the ordinary shares of PubCo by PubCo, or (z) if Schedule 9 shall apply, and subsequent to the Superclass Share Conversion and Share Disposal, pay Investor the shortfall amount if Investor has not realised the Agreed Return from the Share Disposal, within thirty (30) days of receiving the Post-IPO Put Option Exercise Notice in accordance with this clause 7.7, Investor shall have the recourse as set out in clause 11 below.

7.8	The Put Option shall lapse after either of the following:

(a)	in relation to the relevant Put Option Trigger Event, Investor fails to serve the Put Option Exercise Notice within the applicable Put Option Exercise Period; or

(b)	Investor has not exercised the Put Option by serving the Put Option Exercise Notice to the Company by the date that falls ninety (90) days after the third (3rd) anniversary of the Closing Date.

7.9

The Parties agree that the Company or PubCo, each as applicable, shall have the right to nominate one or more third party investors to acquire the Subscription Shares or ordinary shares of PubCo (as the case may be) to be sold by Investor in accordance with this clause 7, subject to the applicable sanctions and anti-bribery laws or regulations. In the event that such third party investors as nominated by the Company or PubCo (as the case may be) fails to (x) make the payment of the Pre-IPO Put Option Price or Post-IPO Put Option Price (as the case may be) to Investor, or (y) complete the acquisition of the Subscription Shares or ordinary shares of PubCo (as the case may be) from Investor, within thirty (30) days of receiving the Pre-IPO Put Option Exercise Notice in accordance with clause 7.4 or the Post-IPO Put Option Exercise Notice in accordance with clause 7.7, Investor shall have the recourse as set out in clause 11 below.

7.10

Investor shall be responsible for its own Tax arising from its sale of the Subscription Shares or ordinary shares of PubCo (as the case may be) to the Company or PubCo, or any third party investors nominated by the Company or PubCo (as the case may be) contemplated in any Put Option in accordance with this clause 7.

8.	Company Call Option

8.1

Subject to and after the completion of the IPO, PubCo shall have the right to acquire up to seventy per cent. (70%) of all of the ordinary shares of PubCo then held by Investor from Investor, free and clear from any Encumbrance and with all rights attaching thereto (Call Option 1) after the date on which the Closing Price has been less than fifty per cent. (50%) of the IPO Price for three (3) consecutive trading days (excluding any Disrupted Trading Days) on the stock exchange on which such ordinary shares of PubCo are traded (Call Option Trigger Event 1). In exercising Call Option 1, PubCo shall acquire such number of ordinary shares of PubCo that is specified in the Call Option Exercise Notice in accordance with clause 8.3 at a price equal to the Agreed Return multiplied by a fraction, the numerator of which is the total number of ordinary shares of PubCo that is subject to Call Option 1 and the denominator of which is the total number of Subscription Shares and Additional Shares that are issued to Investor according to this Agreement rounded to the nearest dollar (subject to any adjustment as a result of conversion of Subscription Shares into ordinary shares of PubCo in any De-SPAC Transaction and any share split or consolidation of ordinary shares of PubCo after the IPO) (Call Option Price 1).

8.2

Provided that Call Option 1 has not been exercised, PubCo shall have the right to acquire from Investor all (and not only some) of the ordinary shares of PubCo then held by Investor, free and clear from any Encumbrance and with all rights attaching thereto (Call Option 2, collectively with Call Option 1, the Call Options) after the expiry of the eighteen (18) month period after the completion of the IPO (Call Option Trigger Event 2, collectively with the Call Option Trigger Event 1, each, a Call Option Trigger Event and together, the Call Option Trigger Events). In exercising Call Option 2, PubCo shall acquire all of the ordinary shares of PubCo then held by Investor at a price equal to the higher of (a) the Agreed Return; or (b) the Market Price multiplied by the number of ordinary shares of PubCo subject to the Call Option 2, rounded to the nearest dollar (Call Option Price 2, collectively with the Call Option Price 1, the Call Option Prices).

8.3

PubCo may exercise any of the Call Options by serving Investor with a written notice (the Call Option Exercise Notice) within ninety (90) days from the date of occurrence of a Call Option Trigger Event. PubCo shall specify in the Call Option Exercise Notice a date that is no later than thirty (30) days after the date of the Call Option Exercise Notice on which PubCo shall acquire and Investor shall sell the ordinary shares of PubCo subject to the Call Option at the applicable Call Option Price (the Call Option Completion Date). In exercising Call Option 1, PubCo shall also specify in such Call Option Exercise Notice the number of ordinary shares of PubCo that PubCo intends to acquire from Investor.

8.4

On the Call Option Completion Date, (a) PubCo shall procure the payment of the applicable Call Option Price to Investor; (b) Investor shall deliver to PubCo all necessary certificates representing valid title to the ordinary shares of PubCo that are subject to the Call Option and such other documents as may be necessary or appropriate to effect the transfer of the ordinary shares of PubCo that are subject to the Call Option to PubCo; and (c) only in the event the exercise of Call Option 2 is completed, Investor shall surrender the Superclass Share by returning to PubCo all necessary certificates representing the Superclass Share.

8.5

Call Option 1 in relation to the Call Option Trigger Event 1 shall lapse on the date that falls ninety (90) days after the first occurrence of the Call Option Trigger Event 1 if PubCo has not exercised it before then.

8.6	Call Option 2 shall lapse on the date that falls ninety (90) days after the end of the eighteen (18) month period after the completion of the IPO if PubCo has not exercised it before then.

8.7

The Parties may mutually agree in writing to cancel Call Option 2 at any time before the completion of the IPO. And in the event of such, the Put Option of Investor under clause 7.1(c) shall lapse immediately on the date of such written agreement.

8.8

The Parties agree that PubCo shall have the right to nominate one or more third party investors to acquire the ordinary shares of PubCo to be purchased from Investor in accordance with this clause 8, subject to the applicable sanctions and anti-bribery laws or regulations.

8.9

Investor shall be responsible for its own Tax arising from its sale of the ordinary shares of PubCo to PubCo or any third party investors nominated by PubCo contemplated in any Call Option in accordance with this clause 8.

9.	Mandatory Put Option

9.1

If the Company fails to complete the IPO on or before January 26, 2023, Investor shall sell all (and not only some) of the Subscription Shares to the Company free and clear from any Encumbrance and with all rights attaching thereto and the Company shall purchase all the Subscription Shares from Investor at a price equal to the Agreed Return rounded to the nearest dollar (the Mandatory Put Option, and the price to be paid by the Company to Investor, the Mandatory Put Option Price) on a date that is specified by Investor (the Mandatory Put Option Completion Date) by way of written notice to the Company thirty (30) days in advance. If Investor does not serve any written notice to the Company for such purpose before 26 June 2023, then the Mandatory Put Option Completion Date shall be on 26 July 2023.

9.2

On the Mandatory Put Option Completion Date, (a) the Company shall procure the payment of the Mandatory Put Option Price to Investor; and (b) Investor shall deliver to the Company all necessary certificates representing valid title to the Subscription Shares and such other documents as may be necessary or appropriate to effect the transfer of the Subscription Shares to the Company, and (c) Investor shall surrender the Collateral Share by returning to the Company all necessary certificates representing the Collateral Share. The Company agrees to provide all assistance as Investor may reasonably require in connection with the sale of Subscription Shares to the Company. In the event the Company fails to (x) procure the payment of Mandatory Put Option Price to Investor, or (y) complete the purchase of the Subscription Shares by the Company, on the Mandatory Put Option Completion Date, Investor shall have the recourse as set out in clause 11 below.

9.3

The Parties agree that the Company shall have the right to nominate one or more third party investors to acquire the Subscription Shares to be sold by Investor in accordance with this clause 9, subject to the applicable sanctions and anti-bribery laws or regulations. In the event that such third party investors nominated by the Company fails to (x) make the payment of Mandatory Put Option Price to Investor, or (y) complete the acquisition of the Subscription Shares from Investor, Investor shall have the recourse as set out in clause 11 below.

9.4	Investor shall be responsible for its own Tax arising from its sale of the Subscription Shares to the Company or any third party investors nominated by the Company in accordance with this clause 9.

10.	Event of Default; Default Interest

10.1	An event of default (the Event of Default) shall be deemed to have occurred:

(a)

if Investor exercises the Put Option and the Company or PubCo or any third party investors nominated by the Company or PubCo (as the case may be) fails to: (i) purchase the Subscription Shares or the ordinary shares of PubCo (as the case may be) and pay Investor the Put Option Price; or (ii) pay Investor the shortfall amount if Investor has not realised the Agreed Return from the Share Disposal, in each case, in accordance with clause 7 within thirty (30) days after receipt of the relevant Put Option Exercise Notice;

(b)

In case of the Mandatory Put Option, the Company or any third party investors nominated by the Company (as the case may be) fails to purchase the Subscription Shares and pay Investor the Mandatory Put Option Price on the Mandatory Put Option Completion Date;

(c)

if Investor delivers a Top Up Exercise Notice to the Company or PubCo (as the case may be) upon the occurrence of a Top Up Trigger Event and the Company or PubCo fails to: (i) fulfil its Top Up Obligation; (ii) purchase the Subscription Shares or the ordinary shares of PubCo then held by Investor (as the case may be); or (iii) pay Investor the shortfall amount if Investor has not realised the Agreed Return from the Share Disposal, in each case, in accordance with clause 11.6 or clause 11.7 within three (3) Business Days after receipt of the Top Up Exercise Notice; or

(d)

if any existing shareholder of the Company challenges the issuance of the Subscription Shares and the Collateral Share or the issuance of the Subscription Shares and the Collateral Share is declared to be void pursuant to any Governmental Order or by any Governmental Entity at any time after the Closing but before the completion of IPO which affects Investor’s title to any of the Subscription Shares and the Collateral Share.

10.2

If any Event of Default under clause 10.1 takes place before completion of the IPO, Investor shall be entitled to a default interest at (24/365)% per day on any outstanding Put Option Price (the Default Interest) until the date when the Put Option Price is paid in full by the Company to Investor.

11.	Security

11.1

The Company shall ensure the creation and perfection of the Pre-Liquidity Security in accordance with the terms of such Pre-Liquidity Security Documents to secure the Company’s performance of its obligation under clause 7 and clause 9 including any payment of Default Interest, if applicable, and any indemnity given by the Company to Investor under clause 25 (collectively the Secured Obligations).

11.2

If an Event of Default occurs before the Liquidity Date, Investor shall have the right to enforce the Pre-Liquidity Security, to the extent there is any shortfall amount between the gross proceeds that Investor has realised from enforcement of the Pre-Liquidity Security and the Agreed Return, the Company or PubCo (as the case may be) shall remain liable to pay any such shortfall amount to Investor by:

(a)

acquiring all the Subscription Shares or the ordinary shares of PubCo then held by Investor (as the case may be, excluding any shares of PubCo which Investor acquires after the IPO) at a price equal to such shortfall amount, rounded to the nearest dollar; and/or

(b)

requiring Investor to sell, at the reasonable request of the Company or Pubco (as the case may be) and on terms reasonably acceptable to the Investor (on the one hand) and the Company or Pubco (as the case may be) (on the other) , any or all of the Subscription Shares or the ordinary shares of PubCo then held by Investor (as the case may be) to any third party investor(s), by delivering a written instruction to Investor setting out (i) the number of the Subscription Shares or the ordinary shares of PubC to be Transferred by Investor, and (ii) the amount of the consideration for such Transfer.

11.3

Immediately after Investor has realised the Agreed Return in accordance with this clause 11.2, Investor shall surrender to PubCo any remaining Subscription Shares or the ordinary shares of PubCo then held by Investor (as the case may be, excluding any shares of PubCo which Investor acquires after the IPO) or any excess return beyond the Shortfall Amount under 11.2(b) at nil consideration.

11.4

Investor agrees to take the reasonable instructions from the Company or Pubco (as the case may be) and provide all reasonable support in order for the Company or Pubco (as the case may be) to effect the transaction under 11.2(a) or 11.2(b) (to the extent applicable).

11.5

If an Event of Default occurs after the Liquidity Date, Investor shall have the right to convert the Superclass Share into the shares of PubCo upon the Event of Default and to the extent there is any shortfall amount between the gross proceeds that Investor has realised from the Share Disposal in accordance with clause 5.8 and the Agreed Return, PubCo shall remain liable to pay any such shortfall amount to Investor.

11.6

If a Pre-Liquidity Top Up Trigger Event occurs, Investor may deliver a written notice (the Pre-Liquidity Top Up Exercise Notice) to the Company or PubCo, each as applicable, within fifteen (15) days after the date of the occurrence of the Pre-Liquidity Top Up Trigger Event requiring the Company or PubCo, each as applicable, to perform its Pre-Liquidity Top Up Obligation. The Company or PubCo, each as applicable, shall, at its sole discretion, within three (3) Business Days after the receipt of the Pre- Liquidity Top Up Exercise Notice:

(a)	perform its Pre-Liquidity Top Up Obligation by:

(i)	depositing additional cash in US$ by way of cash account charge in favour of Investor (a Pre-Liquidity Cash Top Up);

(ii)	procuring that FIL deposits in the Charged Securities Account additional shares of FTG (a Pre-Liquidity Share Top Up); or

(iii)	making a combination of Pre-Liquidity Cash Top Up and Pre-Liquidity Share Top Up,

to the extent that the value of the additional security provided to Investor in accordance with paragraph (i), (ii) or (iii) above would increase the Pre- Liquidity Coverage Ratio to be no less than 200% (the Pre-Liquidity Top Up Obligation). For purposes of this clause 11.6, the value of the additional shares of FTG in a Pre-Liquidity Share Top Up shall be determined by referring to the average closing price of the shares of FTG in three (3) consecutive trading days period (excluding any Disrupted Trading Days) immediately before the date when FIL completes the Pre-Liquidity Share Top Up, in its equivalent US$ based on exchange rate published by Bloomberg L.P. as at the Business Day immediately preceding the date when FIL completes the Pre-Liquidity Share Top Up; or

(b)	acquire all the Subscription Shares or the ordinary shares of PubCo then held by Investor (as the case may be) at a price equal to the Agreed Return rounded to the nearest dollar.

11.7

If a Post-Liquidity Top Up Trigger Event occurs, Investor may deliver a written notice (the Post-Liquidity Top Up Exercise Notice) and/or the Conversion Notice (at the sole discretion of Investor) to PubCo within fifteen (15) Business Days after the date of the occurrence of the Post-Liquidity Top Up Trigger Event requiring PubCo to perform its Post-Liquidity Top Up Obligation. PubCo shall, at its sole discretion, within three (3) Business Days after the receipt of the Post-Liquidity Top Up Exercise Notice:

(a)	perform its Post-Liquidity Top Up Obligation by:

(i)	depositing additional cash in US$ by way of cash account charge in favour of Investor (a Post-Liquidity Cash Top Up); or

(ii)

procuring the pledge of additional ordinary shares of PubCo in favour of Investor (subject to being registered under the Securities Act and such ordinary shares shall be included in an effective resale registration statement covering the resale of such shares by Investor upon Investor acquiring the power of sale or otherwise the power to dispose of such shares pursuant to the relevant security agreement) (a Post-Liquidity Share Top Up), to the extent that the value of the additional security provided to Investor in accordance with paragraph (i) and (ii) above together would increase the Post- Liquidity Coverage Ratio to be no less than 200% (the Post-Liquidity Top Up Obligation). For purposes of this clause 11.7, the value of the additional shares of PubCo in a Post-Liquidity Share Top Up shall be determined by referring to the average closing price of the shares of PubCo in three (3) consecutive trading days period (excluding any Disrupted Trading Days) immediately preceding the date when PubCo completes the Post-Liquidity Share Top Up;

(b)

if Schedule 9 shall apply, and subsequent to the Superclass Share Conversion and Share Disposal, pay Investor the shortfall amount if Investor has not realised the Agreed Return from the Share Disposal; or

(c)	acquire all of the ordinary shares of PubCo then held by Investor at a price equal to the Agreed Return rounded to the nearest dollar.

12.	Termination

12.1

Other than in accordance with clauses 3.4(c), 3.5, 3.6 or 12.2, no Party shall be entitled to rescind or terminate this Agreement in any circumstances whatsoever (whether before or after any Closing). This shall not exclude any liability for (or remedy in respect of) fraud or fraudulent misrepresentation.

12.2

This Agreement shall terminate upon completion of the IPO and the terms of clauses 2.2, 2.3, 5.1, 5.3, 5.4, 5.7, 5.8, 5.10(b) and 5.10(c), 5.13, 5.14, 5.15, 7, 8, 10, 11, 25, Schedule 9 and Schedule 11 of this Agreement (only to the extent they are still applicable after the IPO) shall be replicated in the Relationship Agreement as if any reference to the Company therein is a reference to PubCo, any reference to the Subscription Shares is a reference to the ordinary shares of PubCo, and any reference to the Collateral Share is a reference to the Superclass Share.

13.	Costs

Except as otherwise provided in this Agreement (or any other Transaction Documents), each Party shall be responsible for its own Costs incurred in connection with the Proposed Transaction, other than that upon consummation of the Closing, the Company shall reimburse expenses (including legal costs and attorney’s fees) reasonably incurred by Investor with respect to the negotiation and execution of the Transaction Documents not exceeding US$600,000 in aggregate, including any Tax and disbursements applicable to such expenses (Cost Reimbursement).

14.	Announcements

14.1

No Party (nor any of their respective Affiliates) shall release or despatch any announcement or circular in connection with the existence or subject matter of this Agreement without the prior written consent of the other Party (such consent not to be unreasonably withheld or delayed).

14.2

The restriction in clause 14.1 shall not apply to the extent that the announcement or circular is required by applicable law or the rules of any stock exchange or regulatory or other supervisory body or authority of competent jurisdiction (including in connection with the IPO) provided that the Party (or its Affiliates) making the announcement, circular or issuing the communication shall first inform the other Party of its intention to do so and take into account the reasonable comments of the other Party (provided that no prior notification to the other Party shall be required in relation to a disclosure of interests filing required to be made by a Party in accordance with Part XV of the Securities and Futures Ordinance of Hong Kong (Chapter 571 of the Laws of Hong Kong)).

15.	Confidentiality

15.1

Each Party shall (and shall ensure that each of its Representatives shall) maintain information relating to the provisions and subject matter of, and negotiations leading to, this Agreement in confidence and not disclose such information to any person except:

(a)	as permitted by clause 14.2 (Announcements) or this clause 15 (Confidentiality); or

(b)	as the other Party approve in writing.

15.2	Clause 15.1 shall not prevent disclosure (i) by a Party to its Representatives; or (ii) by a Party or any of its Representatives to the extent it can demonstrate that:

(a)

disclosure is required by applicable Law or by any stock exchange or any regulatory, governmental or antitrust body having applicable jurisdiction (provided that the disclosing party shall first inform the other Party of its intention to disclose such information and take into account the reasonable comments of the other Party);

(b)	disclosure is necessary in connection with the management of the Tax affairs of a Party or its Affiliates;

(c)

disclosure is of information which was lawfully in the possession of that Party or any of its Representatives (in either case as evidenced by written records) without any obligation of secrecy before its being received or held;

(d)	disclosure is of information which has previously become publicly available other than through that Party’s action or failure to act (or that of its Representatives);

(e)	disclosure is required for the purposes of facilitating the IPO or the Proposed Transaction; or

(f)	disclosure is required for the purpose of any arbitral or judicial proceedings to which the disclosing Party is a party in a case where such disclosure is required by such proceedings.

16.	Assignment

Unless the Parties specifically agree in writing, no person shall assign, transfer, hold on trust or encumber all or any of its rights under this Agreement nor grant, declare, create or dispose of any right or interest in any of them. Any purported assignment in contravention of this clause 16 (Assignment) shall be void.

17.	Further Assurances

17.1	Each Party shall execute, or procure the execution of, such further documents as may be required by applicable law or be necessary to implement and give effect to this Agreement.

17.2	Each Party shall procure that its Representatives comply with all obligations under this Agreement that are expressed to apply to any such Representatives.

18.	Notices

18.1

Any notice to be given by one Party to the other Party in connection with this Agreement shall be in writing in English and signed by or on behalf of the Party giving it. It shall be delivered by hand, email, registered post or courier using an internationally recognised courier company.

18.2

A notice shall be effective upon receipt and shall be deemed to have been received: (a) at the time of delivery, if delivered by hand, registered post or courier; or (b) at the time of transmission, if delivered by email. Where delivery occurs outside Working Hours, notice shall be deemed to have been received at the start of Working Hours on the next following Business Day.

18.3	The addresses and email addresses of the Parties for the purpose of clause 18.1 are:

Company	Address:	Email:

For the attention of: Gong CHENG	Building S2, Bund Finance Center, No. 600 Zhongshan Rd East No. 2, Shanghai, 200010, China	roy.cheng@lanvin-group.com

PubCo	Address:	Email:

For the attention of: Yun CHENG	Building S2, Bund Finance Center, No. 600 Zhongshan Rd East No. 2, Shanghai, 200010, China	joann.cheng@lanvin-group.com

Investor	Address:	Email:

For the attention of: Ethan Lee Yuri Jung Hobin Whang	Three IFC, 10 Gukjegeumyung-ro, Yeongdeungpo-gu, Seoul, 07326, Republic of Korea	sanghwan.lee@meritz.co.kr yuri.jung@meritz.co.kr hobin.whang@meritz.co.kr

18.4	Each Party shall notify the other Party in writing of a change to its details in clause 18.3 from time to time.

19.	Whole Agreement

19.1

This Agreement and the other Transaction Documents together set out the whole agreement between the Parties in respect of the subscription of the Subscription Shares and supersede any previous draft, agreement, arrangement or understanding, whether in writing or not, relating to the Proposed Transaction.

19.2	Nothing in this clause 19 (Whole Agreement) shall limit any liability for (or remedy in respect of) fraud or fraudulent misrepresentation.

20.	Waivers, Rights and Remedies

Except as expressly provided in this Agreement, no failure or delay by any Party in exercising any right or remedy relating to this Agreement shall affect or operate as a waiver or variation of that right or remedy or preclude its exercise at any subsequent time. No single or partial exercise of any such right or remedy shall preclude any further exercise of it or the exercise of any other remedy.

21.	Counterparts

This Agreement may be executed in any number of counterparts, and by each Party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of a counterpart of this Agreement by e-mail attachment or telecopy shall be an effective mode of delivery.

22.	Variations

No variation, deletion, supplement, amendment or replacement of this Agreement shall be valid unless it is in writing and duly executed by or on behalf of both Parties.

23.	Invalidity and Conflicts

(a)

Each of the provisions of this Agreement is severable. If any such provision is held to be or becomes invalid or unenforceable under the applicable law of any jurisdiction, the Parties shall use all reasonable efforts to replace it with a valid and enforceable substitute provision the effect of which is as close to its intended effect as possible.

(b)

In the event of any conflict or inconsistency between this Agreement and the Shareholders Agreement, each of the Company and the PubCo shall undertake to do and perform or procure such third party to do and perform such further acts and things and shall execute and deliver all required documentations to give effect to this Agreement.

24.	Third Party Enforcement Rights

Except as expressly stipulated in this Agreement, this Agreement shall not grant any right to persons who are not a party to this Agreement.

25.	Indemnification

Prior to the completion of the IPO, the Company irrevocably and unconditionally undertakes to and agrees with Investor, and subsequent to the completion of the IPO, the PubCo irrevocably and unconditionally undertakes to and agrees with Investor, that if,

(a)

the Company or any third-party investors nominated by the Company fails to either: (i) pay any Put Option Price (or any Default Interest); or (ii) pay Investor the shortfall amount if Investor has not realised the Agreed Return from the Share Disposal, in each case, in accordance with this Agreement;

(b)	any of the Put Option is or becomes unenforceable, invalid or unlawful under any applicable law;

(c)

the issuance and allotment of the Subscription Shares and the Collateral Share to Investor is or becomes unenforceable, invalid, void, nullified, or unlawful under any applicable law before the completion of IPO; or

(d)	subject to the Disclosure Schedule, Investor is unable to enforce its rights under the Shareholders Agreement against the parties that have duly signed the Shareholders Agreement;

the Company or the PubCo (as applicable) shall, as an independent and primary obligation, jointly and severally, fully and effectively indemnify, keep indemnified and hold harmless Investor immediately from and against any loss, liability and reasonable Costs (including reasonable costs, suffered or incurred in investigating, settling or disputing any such claim and in any way relating to or in connection with the indemnities) which Investor suffers or incurs arising, directly or indirectly out of, in respect of, in connection with or as a result of the matters set out in the above paragraph (a), (b), (c) or (d), provided that, in the absence of any fraud from the Company or the PubCo (as applicable), the aggregate liability of the Company or the PubCo (as applicable) to Investor under this clause 25 shall in no event exceed the Agreed Return plus any applicable Default Interest on such Agreed Return and any reasonable Costs actually incurred by Investor under this clause 25.

26.	Governing Law and Jurisdiction

26.1

This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of laws that would otherwise require the application of the laws of any other jurisdiction.

26.2

In the event of any dispute, controversy, difference or claim arising out of or relating to this Agreement, including the existence, validity, interpretation, performance, breach or termination thereof, or any dispute regarding non-contractual obligations arising out of or relating to it, the Parties shall use best efforts to resolve such dispute, controversy or claim amicably through discussions in good faith. If the Parties fail to resolve such dispute, controversy or claim amicably within thirty (30) days of the occurrence thereof, the Parties shall submit to arbitration. Any such dispute shall be referred to and finally resolved by arbitration administered by the Singapore International Arbitration Centre under the Arbitration Rules of the Singapore International Arbitration Centre (SIAC Rules) for the time being in force. For the purpose of such arbitration, there shall be three (3) arbitrators appointed, and each of the claimant and the respondent shall appoint one (1) arbitrator and each such appointed arbitrator shall agree upon and appoint the third (3rd) arbitrator. If the two (2) appointed arbitrators are unable to agree on a third (3rd) arbitrator, the third (3rd) arbitrator shall be appointed in accordance with the SIAC Rules. The seat of arbitration shall be in Singapore and the language of the arbitration shall be English. The arbitration shall be the sole and exclusive forum for resolution of any such dispute, controversy or claim and a decision rendered by the arbitral tribunal in such proceedings shall be final and binding on the parties, without right of appeal. No Party shall disclose or permit the disclosure of any information about the evidence adduced or the documents produced by another Party in the arbitration proceedings or about the existence, contents or results of the proceeding except as may be required by a Governmental Entity or as required in an action in aid of arbitration or for enforcement of an arbitral award.

Schedule 1

Closing Arrangements

Part A : Company Closing Obligations

1.	At Closing, the Company shall deliver or ensure that there is delivered to Investor a copy of (to the extent not delivered prior to Closing):

(a)

the Company’s board resolution and shareholder general meeting resolution having approved the Proposed Transaction, issuance of the Subscription Shares and Collateral Share, and the Transaction Documents to which the Company is a party;

(b)

written consent from the shareholders of the Company in respect of waiver of the pre-emption rights under the Shareholders Agreement and the MAA, i.e., Fosun Fashion Holdings (Cayman) Limited, Brilliant Fashion Holdings Limited, Yujing Fashion (BVI) Limited, Talent Insight Project Company Limited, Lucky Palm Investments Limited, Baozun Hongkong Investment Limited, Stella International Limited, Stephenson Management Inc, ITOCHU Corporation, Target Gain International Limited, Fantasy Gamma Limited, Marco Ceccarelli and Paris Hilton Enterprises, Inc.;

(c)

the Company’s shareholder resolution to adopt the MAA provided that a stamped copy of the MAA duly filed with the Registrar of Companies in the Cayman Islands shall be delivered by the Company to Investor promptly following the date on which it is received back from the Registrar of Companies;

(d)	the resolutions of FIL’s executive committee of the board of directors to approve the Transaction Documents to which FIL is a party;

(e)	certificate of incorporation, memorandum and articles of association, register of directors, register of members, certificate of incumbency and certificate of good standing for the Company;

(f)

the share certificate representing the Subscription Shares and the share certificate representing the Collateral Share being issued to Investor (with the original share certificate to be delivered to Investor as soon as practicable but in any event within ten (10) Business Days following the Closing Date);

(g)	the updated register of members of the Company reflecting Investor as the owner of the Subscription Shares and the Collateral Share;

(h)	the Subordination Agreement duly entered into by FIL;

(i)	the Deed of Adherence duly executed by the Company;

(j)	the Pre-Liquidity Security Documents duly executed by FIL, together with:

(i)	notice of charge duly executed by FIL and delivered to Citibank, N.A., Hong Kong Branch in accordance with the terms of the Security Account Charge; and

(ii)	conditions of consent to account charge duly executed by FIL and Citibank, N.A., Hong Kong Branch in accordance with the terms of the Security Account Charge;

Part B Investor Closing Obligations

1.	At Closing, Investor shall:

(a)

pay to the Company US$24,000,000 out of the Subscription Price by wire transfer of immediately available funds in US$ to the Company Bank Account (after deducting the first Annual Cash Distribution payable from the Company to Investor on the Closing Date pursuant to the MAA, being US$1,000,000);

(b)

deliver to the Company a copy of Investor’s corporate authorization document evidencing the due and valid approval by Investor of the Proposed Transaction and the Transaction Documents to which Investor is a party (to the extent not delivered prior to Closing); and

(c)

deliver to the Company a copy of the Subordination Agreement, the Pre- Liquidity Security Documents, the Relationship Agreement and the Deed of Adherence duly executed by Investor (to the extent not delivered prior to Closing).

Part C PubCo Closing Obligations

1.	At Closing, Pubco shall deliver or ensure that there is delivered to Investor a copy of (to the extent not delivered prior to Closing):

(a)	the Relationship Agreement duly executed by PubCo;

(b)	PubCo’s board resolution and shareholders resolution having approved the Transaction Documents to which PubCo is a party; and

(c)	certificate of incorporation, memorandum and articles of association, register of directors, register of members, certificate of incumbency and certificate of good standing for PubCo.

Schedule 2

Company and PubCo Warranties

Part A Company Warranties

1.

The Company is validly incorporated, in existence, in good standing and duly registered under the laws of its jurisdiction and has full power to conduct its business as conducted at the date of this Agreement.

2.

The Company has obtained all corporate authorisations and all other governmental, statutory, regulatory or other consents, licences and authorisations required to empower it to enter into and perform its obligations under this Agreement.

3.

Entry into and performance by the Company of this Agreement will not: (i) breach any provision of its constitutional documents; or (ii) result in a breach of any applicable laws or regulations in its jurisdiction of incorporation, any order, decree or judgment of any court or any Governmental Entity.

4.

This Agreement will, when executed, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy insolvency, reorganization, moratorium, and similar laws affecting creditors generally and by the availability of equitable remedies.

5.

No bankruptcy, insolvency or judicial composition proceedings concerning the Company has been applied for. So far as the Company is aware, no circumstances exist which would require an application for any bankruptcy, insolvency or judicial composition proceedings concerning the Company nor do any circumstances exist according to any applicable bankruptcy or insolvency laws which would justify the avoidance of this Agreement.

6.

Neither the Company nor any of its Representatives are Sanctions Targets, or act directly or indirectly on behalf of any Sanctions Target. The Company is not incorporated, located, resident or carrying on a trade or business in a Sanctioned Country. So far as the Company is aware, the Company is in compliance with all applicable Sanctions and is not engaged in any activities that would reasonably be expected to result in it being designated as a Sanctions Target.

7.

None of the Company, any of its affiliates (as defined in Rule 405 under the Securities Act) or any person acting on its or their behalf has engaged or will engage in any “directed selling efforts” (within the meaning of Regulation S), with respect to the Subscription Shares or the Collateral Share, and the Company is a “foreign issuer” as defined in Regulation S.

8.

Except as disclosed in Section 2.8 of the Disclosure Schedule, the information in relation to the Company as disclosed in the registration statement on Form F-4 (File No. 333-266095) filed by Lanvin Group Holdings Limited, as latest amended on 27 September 2022 (“Form F-4”), to the Company’s knowledge, is true and accurate in all material respects.

9.

Except as disclosed in Section 2.9 of the Disclosure Schedule, the Shareholders Agreement has been duly executed and entered into between the Company, FFH and other shareholders of the Company who have duly signed the Shareholders Agreement and constitutes valid and binding obligations of the Company in accordance with its terms and the Company has the right to execute the Deed of Adherence for itself and as agent for and on behalf of all those shareholders who have duly signed the Shareholders Agreement.

10.	The capitalization table of the Company immediately prior to Closing is set out in Section 2.10 of the Disclosure Schedule and is true and accurate immediately prior to Closing.

11.

Except for the SH Loan and those Financial Indebtedness set out in Schedule 10, (i) the Company has no Financial Indebtedness as of 30 June 2022; and (ii) there are no other shareholders’ loan or intragroup borrowings of any Group Member that is not subject to subordination pursuant to the Subordination Agreement.

12.	The shareholder meeting minutes provided by the Company to Investor are true and correct copies of the shareholder meeting minutes for the shareholder meeting which took place on 7 October 2022.

13.

Except for the comfort letters that the Company has given in favour of the Group Members during audit process, the Company has no recourse, obligation or liability to repay, perform, support or observe any of the obligations or liability pursuant to the Financial Indebtedness of any of the Group Members (other than the Company), and such Financial Indebtedness is only enforceable against, and any claim or cause of action based upon, arising out of, or related to the Group Members (other than the Company).

14.

The information contained in the Disclosed Information is true, complete, and accurate in all material respects, except for those documents and information by their nature are forward-looking in connection with any performance forecast, business plan, industry developments or market trends of any business of any Group Member.

15.	Except as set out in Schedule 10, none of the Group Member has any repayment obligations involving any credit facility, loans or any other borrowings.

Part B PubCo Warranties

1.

PubCo is validly incorporated, in existence, in good standing and duly registered under the laws of its jurisdiction and has full power to conduct its business as conducted at the date of this Agreement.

2.

PubCo has obtained all corporate authorisations and all other governmental, statutory, regulatory or other consents, licences and authorisations required to empower it to enter into and perform its obligations under this Agreement.

3.

Entry into and performance by the PubCo of this Agreement will not: (i) breach any provision of its constitutional documents; or (ii) result in a breach of any applicable laws or regulations in its jurisdiction of incorporation, any order, decree or judgment of any court or any Governmental Entity.

4.

This Agreement will, when executed, constitute valid and binding obligations of PubCo, enforceable against PubCo in accordance with its terms, except as such enforceability may be limited by bankruptcy insolvency, reorganization, moratorium, and similar laws affecting creditors generally and by the availability of equitable remedies.

5.

No bankruptcy, insolvency or judicial composition proceedings concerning PubCo has been applied for. So far as PubCo is aware, no circumstances exist which would require an application for any bankruptcy, insolvency or judicial composition proceedings concerning PubCo nor do any circumstances exist according to any applicable bankruptcy or insolvency laws which would justify the avoidance of this Agreement.

6.

Neither PubCo nor any of its Representatives are Sanctions Targets, or act directly or indirectly on behalf of any Sanctions Target. PubCo is not incorporated, located, resident or carrying on a trade or business in a Sanctioned Country. So far as PubCo is aware, PubCo is in compliance with all applicable Sanctions and is not engaged in any activities that would reasonably be expected to result in it being designated as a Sanctions Target.

7.

None of PubCo, any of its affiliates (as defined in Rule 405 under the Securities Act) or any person acting on its or their behalf has engaged or will engage in any “directed selling efforts” (within the meaning of Regulation S), with respect to the Subscription Shares or the Collateral Share, and PubCo is a “foreign issuer” as defined in Regulation S.

8.

Except as disclosed in Section 2.8 of the Disclosure Schedule, the information in relation to PubCo as disclosed in the registration statement on Form F-4 (File No. 333- 266095) filed by Lanvin Group Holdings Limited, as latest amended on 27 September 2022 , to PubCo’s knowledge, is true and accurate in all material respects.

Schedule 3

Investor Warranties

1.

Investor is validly incorporated, in existence, in good standing and duly registered under the laws of its jurisdiction of incorporation and has full power to conduct its business as conducted at the date of this Agreement.

2.

Investor has obtained all corporate authorisations and all other governmental, statutory, regulatory or other consents, licences and authorisations required to empower it to enter into and perform its obligations under this Agreement.

3.

Entry into and performance by Investor of this Agreement will not: (i) breach any provision of its constitutional documents; or (ii) result in a breach of any applicable laws or regulations in its jurisdiction of incorporation, or any order, decree or judgment of any court or any Governmental Entity to which it is a party or by which it is bound.

4.

This Agreement will, when executed, constitute valid and binding obligations of Investor, enforceable against Investor in accordance with its terms, except as such enforceability may be limited by bankruptcy insolvency, reorganization, moratorium, and similar laws affecting creditors generally and by the availability of equitable remedies.

5.

No bankruptcy, insolvency or judicial composition proceedings concerning Investor has been applied for. So far as Investor is aware, no circumstances exist which would require an application for any bankruptcy, insolvency or judicial composition proceedings concerning Investor nor do any circumstances exist according to any applicable bankruptcy or insolvency laws which would justify the avoidance of this Agreement.

6.

Neither Investor nor any of its Representatives are Sanctions Targets, or act directly or indirectly on behalf of any Sanctions Target. Investor is not incorporated, located, resident or carrying on a trade or business in a Sanctioned Country. So far as Investor is aware, Investor is in compliance with all applicable Sanctions and is not engaged in any activities that would reasonably be expected to result in it being designated as a Sanctions Target.

7.	Investor:

(a)	is located outside the United States and is not a U.S. person (as defined in Rule 902 of Regulation S under the Securities Act of 1933, as amended (the “Securities Act”)):

(b)	is acquiring the Subscription Shares and the Collateral Share in an “offshore transaction” meeting the requirements of Rule 903 of Regulation S under the Securities Act;

(c)	understands that the offering meets the exemptions from filing under FINRA Rule 5123(c);

(d)

is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities;

(e)

is aware that the sale to them is being made in reliance on a private placement exemption from, or in a transaction not subject to, registration under the Securities Act, and the purchaser and the person, if any, for whose account or benefit the purchaser is acquiring the Subscription Shares and the Collateral Share offered pursuant to this Agreement, was located outside of the United States and was not a U.S. person at the time (x) the offer was made to it and (y) when the buy order for such Subscription Shares and the Collateral Share was originated, and continues to be located outside of the United States and not to be a U.S. person and has not purchased such Subscription Shares or the Collateral Share for the account or benefit of any person located in the United States or who is a U.S. person, or entered into any arrangement for the transfer of such Subscription Shares or the Collateral Share or any economic interest therein to any person located in the United States or any U.S. person;

(f)

is authorized to consummate the purchase of the Subscription Shares and the Collateral Share offered pursuant to this Agreement in compliance with all applicable laws and regulations of the jurisdiction where such sales are to be made;

(g)

has not acquired the Subscription Shares or the Collateral Share as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Rule 902 of Regulation S under the Securities Act) in the United States in respect of the Subscription Shares and the Collateral Share; and

(h)

has not undertaken or carried out any activities for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Subscription Shares or the Collateral Share.

Schedule 11

Investor Registration Rights

1.	Registration Rights

1.1.	Resale Registration Rights

1.1.1.

Registration Statement Covering Resale of Registrable Securities. Within thirty (30) days after the closing of the IPO, PubCo shall prepare and file or cause to be prepared and filed with the U.S. Securities and Exchange Commission (the Commission), a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act or any successor thereto registering the resale from time to time by Investor of all of the Registrable Securities held by Investor (the Resale Registration Statement). The Resale Registration Statement shall be on Form F-1 or another appropriate form permitting Registration of such Registrable Securities for resale. PubCo shall use commercially reasonable efforts to cause the Resale Registration Statement to be declared effective as soon as possible after filing but in no event later than sixty (60) days thereafter, or one hundred and twenty (120) days thereafter if the Resale Registration Statement is reviewed by and receives comments from the Commission; provided, however, that PubCo’s obligations to include the Registrable Securities held by Investor in the Resale Registration Statement are contingent upon Investor furnishing in writing to PubCo such information regarding Investor, the securities of PubCo held by Investor and the intended method of disposition of the Registrable Securities as shall be reasonably requested by PubCo to effect the registration of the Registrable Securities, and Investor shall execute such documents in connection with such registration as PubCo may reasonably request that are customary of a selling shareholder in similar situations. Once effective, PubCo shall use commercially reasonable efforts to keep the Resale Registration Statement and prospectus included therein continuously effective and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, to ensure that another Registration Statement is available, under the Securities Act at all times until the earliest of (i) the date on which all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement and (ii) the date on which all Registrable Securities and other securities covered by such Registration Statement have ceased to be Registrable Securities. The Registration Statement filed with the Commission pursuant to this Section 1.1.1 shall contain a prospectus in such form as to permit Investor to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement, and shall provide that such Registrable Securities may be sold pursuant to any method or combination of methods legally available to, and requested by, Investor.

1.1.2.

Notification and Distribution of Materials. PubCo shall notify Investor in writing of the effectiveness of the Resale Registration Statement as soon as practicable, and in any event within five (5) Business Days after the Resale Registration Statement becomes effective and shall furnish to them, without charge, such number of copies of the Resale Registration Statement (including any amendments, supplements and exhibits), the prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Resale Registration Statement or such other documents as Investor may reasonably request in order to facilitate the sale of the Registrable Securities in the manner described in the Resale Registration Statement.

1.1.3.

Amendments and Supplements. Subject to the provisions of Section 1.1.1, PubCo shall promptly prepare and file with the Commission from time to time such amendments and supplements to the Resale Registration Statement and prospectus used in connection therewith as may be necessary to keep the Resale Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Securities during the Effectiveness Period.

1.1.4.

SEC Cutback. Notwithstanding the registration obligations set forth in this Section 1.1, in the event the Commission informs PubCo that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, PubCo agrees to promptly (i) inform Investor thereof and use its commercially reasonable efforts to file amendments to the Resale Registration Statement as required by the Commission and/or (ii) withdraw the Resale Registration Statement and file a new registration statement (a New Registration Statement), in either case covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form F-1; provided, however, that prior to filing such amendment or New Registration Statement, PubCo shall be obligated to use its commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff (the SEC Guidance), including without limitation, the Manual of Publicly Available Telephone Interpretations D.29. In the event PubCo amends the Resale Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, PubCo will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by the Commission or SEC Guidance provided to PubCo or to registrants of securities in general, one or more registration statements on Form F-1 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Resale Registration Statement, as amended, or the New Registration Statement.

1.1.5.

Notice of Certain Events. PubCo shall promptly notify Investor in writing of any request by the Commission for any amendment or supplement to, or additional information in connection with, the Resale Registration Statement required to be prepared and filed hereunder (or prospectus relating thereto). PubCo shall promptly notify Investor in writing of the filing of the Resale Registration Statement or any prospectus, amendment or supplement related thereto or any post-effective amendment to the Resale Registration Statement and the effectiveness of any post-effective amendment.

1.1.6.

Selection of Underwriters. Investor shall have the right to select an Underwriter or Underwriters in connection with an Underwritten Offering pursuant to the Resale Registration Statement, which Underwriter or Underwriters shall be reasonably acceptable to PubCo and shall consist of one or more reputable nationally recognized investment banks. In connection with an Underwritten Offering, PubCo shall enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities in such Underwritten Offering, including, if necessary, the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with the Financial Industry Regulatory Authority, Inc.

1.1.7.	Registrations effected pursuant to this Section 1.1 shall not be counted as Demand Registrations effected pursuant to Section 1.2.

1.1.8.	Block Trades.

(a)

If a Demanding Holder (as defined below) wishes to consummate a Block Trade (on either a Commission registered or non-registered basis), then notwithstanding the time periods and piggyback rights otherwise provided herein, such Demanding Holder shall, if it would like the assistance of PubCo, endeavor to give PubCo sufficient advance notice in order to prepare the appropriate documentation for such transaction. Such Demanding Holder, if requesting a Commission registered underwritten Block Trade (1) shall give PubCo written notice of the transaction and the anticipated launch date of the transaction at least five (5) Business Days prior to the anticipated launch date of the transaction, (2) PubCo shall be required to only notify the other Demanding Holders of the transaction and none of the other Holders, (3) the other Demanding Holders shall have one (1) Business Day prior to the launch of the transaction to determine if they wish to participate in the Block Trade, and (4) PubCo shall include in the Block Trade only shares held by the Demanding Holders. Any Registration effected pursuant to this Section 1.1.8 shall not be counted as Demand Registrations effected pursuant to Section 1.2.

(b)	Investor in a Block Trade shall have the right to select the Underwriters for such Block Trade (which shall consist of one or more reputable nationally recognized investment banks).

1.2.1.

Request for Registration. At any time and from time to time after the closing of the IPO, expiration of a lock-up to which such shares are subject, if any, the Company Investors who hold US$50,000,000 of the Registrable Securities held by all the Company Investors, as the case may be, may make a written demand for Registration under the Securities Act of all or any portion of their Registrable Securities on Form F-1 (or Form F-3 if it is available to be used by PubCo at such time, or another appropriate form permitting Registration of the Registrable Securities for resale by such Holder). The registration requested pursuant to this Section 1.2.1 is referred to herein as a Demand Registration. Demand for a Demand Registration shall specify the number of shares of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. PubCo will notify all Holders of the demand, and each such Holder who wishes to include all or a portion of such Holder’s Registrable Securities in the Demand Registration (each such Holder including shares of Registrable Securities in such registration, a Demanding Holder) shall so notify PubCo within fifteen (15) days after the receipt by the Holder of the notice from PubCo. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 1.2.4 and the provisos set forth in Section 2.1.1. PubCo shall not be obligated to effect: (a) more than one (1) Demand Registration during any six-month period; (b) any Demand Registration at any time there is an effective Resale Registration Statement on file with the Commission pursuant to Section 1.1; or (c) more than two (2) Underwritten Demand Registrations in respect of all Registrable Securities held by the Company Investors, which, for the avoidance of doubt, shall include any Underwritten Demand Registration made in pursuant to the Investor Rights Agreement.

1.2.2.

Effective Registration. A Registration will not count as a Demand Registration unless and until (i) the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective by the Commission and (ii) PubCo has complied with all of its obligations under this Schedule 11 with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders thereafter elect to continue the offering; provided, further, that PubCo shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated.

1.2.3.

Underwritten Offering. If the Demanding Holders so elect and such holders so advise PubCo as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering with an estimated market value of at least US$50,000,000. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Demanding Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting by the Holders initiating the Demand Registration, and subject to the approval of PubCo.

1.2.4.

Reduction of Offering. If the managing Underwriter or Underwriters for a Demand Registration that is to be an Underwritten Offering advises PubCo and the Demanding Holders in writing that the dollar amount or number of shares of Registrable Securities which the Demanding Holders desire to sell, taken together with all other ordinary shares of PubCo (PubCo Ordinary Shares) or other securities which PubCo desires to sell and PubCo Ordinary Shares, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other shareholders of PubCo who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the Maximum Number of Shares), then PubCo shall include in such registration: (i) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders (pro rata in accordance with the number of shares that each such person has requested be included in such registration, regardless of the number of shares held by each such person (such proportion is referred to herein as Pro Rata)) that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), PubCo Ordinary Shares or other securities that PubCo desires to sell that can be sold without exceeding the Maximum Number of Shares; (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), PubCo Ordinary Shares or other securities for the account of other persons that PubCo is obligated to register pursuant to written contractual arrangements with such persons, as to which “piggy-back” registration has been requested by the Holders thereof, Pro Rata, that can be sold without exceeding the Maximum Number of Shares.

1.2.5.

Withdrawal. If a majority-in-interest of the Demanding Holders disapprove of the terms of any underwriting or are not entitled to include all of their Registrable Securities in any offering, such majority-in-interest of the Demanding Holders may elect to withdraw from such offering by giving written notice to PubCo and the Underwriter or Underwriters of their request to withdraw prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration. If the majority-in-interest of the Demanding Holders withdraws from a proposed offering relating to a Demand Registration, then either the Demanding Holders shall reimburse PubCo for the costs associated with the withdrawn registration (in which case such registration shall not count as a Demand Registration provided for in Section 1.2) or the withdrawn registration shall count as a Demand Registration provided for in Section 1.2. Notwithstanding anything to the contrary in this Schedule 11, (i) PubCo may effect any Underwritten Registration pursuant to any then effective Registration Statement, that is then available for such offering, and (ii) PubCo shall be responsible for the registration expenses incurred in connection with a Registration pursuant to a Demand Registration prior to its withdrawal under this Section 1.2.5.

1.3.	Piggy-Back Registration

1.3.1.

Piggy-Back Rights. If PubCo proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by PubCo for its own account or for shareholders of PubCo for their account (or by PubCo and by shareholders of PubCo including, without limitation, pursuant to Section 1.1), other than a Registration Statement (i) filed in connection with any employee share option or other benefit plan, (ii) for an exchange offer or offering of securities solely to PubCo’s existing shareholders, (iii) for an offering of debt that is convertible into equity securities of PubCo, (iv) filed on Form F-4 or S-4 (or any successor form thereto) related to any merger, acquisition or business combination, (v) for a dividend reinvestment plan or (vi) filed in connection with a Block Trade by one or more Holders in accordance with Section 1.1.8, then PubCo shall (x) give written notice of such proposed filing to Investor as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to Investor in such notice the opportunity to register the sale of such number of shares of Registrable Securities that are not subject to any transfer restrictions under any applicable lock-up, as Investor may request in writing within five (5) days following receipt of such notice (a Piggy-Back Registration). PubCo shall cause such Registrable Securities to be included in such Piggy-Back Registration and shall use its reasonable efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of PubCo and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. Investor and all other Holders proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.

1.3.2.

Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an Underwritten Offering advises PubCo and Investor in writing that the dollar amount or number of PubCo Ordinary Shares which PubCo desires to sell, taken together with PubCo Ordinary Shares, if any, as to which registration has been demanded pursuant to written contractual arrangements with persons other than Investor hereunder and the Registrable Securities as to which registration has been requested under this Section 1.3, exceeds the Maximum Number of Shares, then PubCo shall include in any such registration:

(a)

If the Registration is undertaken for PubCo’s account: (A) first, PubCo Ordinary Shares or other securities that PubCo desires to sell that can be sold without exceeding the Maximum Number of Shares; and (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), PubCo Ordinary Shares or other securities, if any, comprised of Registrable Securities, as to which registration has been requested pursuant to the terms hereof, that can be sold without exceeding the Maximum Number of Shares, Pro Rata; and (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), PubCo Ordinary Shares or other securities for the account of other persons that PubCo is obligated to register pursuant to written contractual piggy-back registration rights with such persons and that can be sold without exceeding the Maximum Number of Shares; and

(b)

If the Registration is a “demand” registration undertaken at the demand of persons other than the Holders, (A) first, PubCo Ordinary Shares or other securities for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), PubCo Ordinary Shares or other securities that PubCo desires to sell that can be sold without exceeding the Maximum Number of Shares; (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), PubCo Ordinary Shares or other securities, if any, comprised of Registrable Securities, Pro Rata, as to which registration has been requested pursuant to the terms hereof, that can be sold without exceeding the Maximum Number of Shares; and (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), PubCo Ordinary Shares or other securities for the account of other persons that PubCo is obligated to register pursuant to written contractual arrangements with such persons, that can be sold without exceeding the Maximum Number of Shares.

1.3.3.

Withdrawal. Investor may elect to withdraw its request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to PubCo of such request to withdraw prior to the effectiveness of the Registration Statement. PubCo (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement. Notwithstanding any such withdrawal, PubCo shall pay all expenses incurred by Investor in connection with such Piggy-Back Registration as provided in Section 2.3.

1.3.4.

Unlimited Piggy-Back Rights. For purposes of clarity, any Registration effected pursuant to Section 1.3 shall not be counted as a Registration pursuant to a Demand Registration effected under Section 1.2, and there shall be no limit on the number of Piggy-Back Registrations.

1.4.	Termination of PubCo’s Obligations

Notwithstanding the foregoing, PubCo shall have no obligations pursuant to Sections 1.1, 1.2 or 1.3 with respect to any Registrable Securities proposed to be sold by Investor in a registered public offering if, in the opinion of counsel to PubCo, all such Registrable Securities proposed to be sold by Investor may then be sold under Rule 144 (or similar provision) under the Securities Act without limitation on the amount of securities sold or the manner of sale.

2.	Registration Procedures

2.1.

Filings; Information. Whenever PubCo is required to effect the registration of any Registrable Securities pursuant to Section 1 or an underwritten Block Trade, PubCo shall use its reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

2.1.1.

Filing Registration Statement. PubCo shall use its commercially reasonable efforts to, as expeditiously as possible after receipt of a request for a Demand Registration pursuant to Section 1.2, prepare and file with the Commission a Registration Statement on any form for which PubCo then qualifies or which counsel for PubCo shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its commercially reasonable efforts to cause such Registration Statement to become effective and use its commercially reasonable efforts to keep it effective for the Effectiveness Period (as defined below); provided, however, that PubCo shall have the right to defer any Demand Registration for up to sixty (60) days, and any Piggy-Back Registration for such period as may be applicable to deferment of any Demand Registration to which such Piggy-Back Registration relates, in each case if PubCo shall furnish to Investor a certificate signed by the Chief Executive Officer or Chairman of PubCo stating that, in the good faith judgment of the board of directors of PubCo, it would be materially detrimental to PubCo and its shareholders for such Registration Statement to be effected at such time; provided, however, PubCo shall have the right to defer such filing for a period of not more than ninety (90) days and that PubCo shall not defer its obligation in this manner more than twice in any twelve (12)-month period.

2.1.2.

Copies. PubCo shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to Investor, if included in such registration, and Investor’s legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as Investor, if included in such registration, or legal counsel for Investor may request in order to facilitate the disposition of the Registrable Securities owned by Investor.

2.1.3.

Amendments and Supplements. PubCo shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn (the Effectiveness Period).

2.1.4.

Notification. After the filing of a Registration Statement, PubCo shall promptly, and in no event more than five (5) Business Days after such filing, notify Investor, if included in such Registration Statement of such filing, and shall further notify Investor promptly and confirm such advice in writing in all events within five (5) Business Days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and PubCo shall take all actions reasonably required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to Investor, if included in such Registration Statement, any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, PubCo shall furnish to Investor, if included in such Registration Statement, and to the legal counsel for Investor, copies of all such documents proposed to be filed sufficiently in advance of filing to provide Investor and legal counsel with a reasonable opportunity to review such documents and comment thereon.

2.1.5.

Securities Laws Compliance. PubCo shall use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as Investor, if included in such Registration Statement, (in light of its intended plan of distribution) may reasonably request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of PubCo and do any and all other acts and things that may be reasonably necessary or advisable to enable Investor, if included in such Registration Statement, to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that PubCo shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or subject itself to taxation in any such jurisdiction.

2.1.6.

Agreements for Disposition. PubCo shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of PubCo in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of Investor, if included in such registration statement, and the representations, warranties and covenants of Investor, if included in such registration statement, in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of PubCo.

2.1.7.

Comfort Letter. PubCo shall obtain a “cold comfort” letter from PubCo’s independent registered public accountants in the event of an Underwritten Offering, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders.

2.1.8.

Opinions. On the date the Registrable Securities are delivered for sale pursuant to any Registration, PubCo shall obtain an opinion, dated such date, of one (1) counsel representing PubCo for the purposes of such Registration, addressed to Investor as a participating Holder, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as Investor, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions, and reasonably satisfactory to a majority-in-interest of the participating Holders.

2.1.9.

Cooperation. The principal executive officer of PubCo, the principal financial officer of PubCo, the principal accounting officer of PubCo and all other officers and members of the management of PubCo shall use their reasonable efforts to cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.

2.1.10.

Records. Upon execution of confidentiality agreements (in forms and substance that are reasonably satisfactory to PubCo), PubCo shall make available for inspection by Investor, if included in such Registration Statement, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by Investor, if included in such Registration Statement, or any Underwriter, all financial and other records, pertinent corporate documents and properties of PubCo, as shall be necessary to enable them to exercise their due diligence responsibility, and cause PubCo’s officers, directors and employees to supply all information requested by any of them in connection with such Registration Statement.

2.1.11.

Earnings Statement. PubCo shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its shareholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

2.1.12.

Listing. PubCo shall use its commercially reasonable efforts to cause all Registrable Securities included in any Registration Statement to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by PubCo are then listed or designated.

2.1.13.

Market Stand-Off. In connection with any Underwritten Offering of equity securities of PubCo (other than a Block Trade) in which Investor participates, Investor agrees that it shall not Transfer any PubCo Ordinary Shares or other equity securities of PubCo (other than those included in such offering pursuant to this Schedule 11), without the prior written consent of PubCo, during the ninety (90)-day period (or such shorter time agreed to by the managing Underwriters) beginning on the date of pricing of such offering, except as expressly permitted by such lock-up agreement or in the event the managing Underwriters otherwise agree by written consent. Investor agrees to execute a customary lock-up agreement in favor of the Underwriters to such effect (in each case on substantially the same terms and conditions as all participating Holders); provided, that such agreement shall not be materially more restrictive than any similar agreement entered into by the directors and executive officers of PubCo participating in such Underwritten Offering; provided, further, that such agreement shall provide that any early release of any participating Holder from the provisions of the terms of such agreement shall be on a pro rata basis among all participating Holders.

2.2.

Obligation to Suspend Distribution. Upon receipt of any notice from PubCo of the happening of any event of the kind described in Section 2.1.4, or, upon any suspension by PubCo, pursuant to a written insider trading compliance program adopted by the board of directors of PubCo, of the ability of all “insiders” covered by such program to transact in PubCo’s securities because of the existence of material non-public information, Investor, if included in any registration, shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until Investor receives the supplemented or amended prospectus contemplated by Section 2.1.4 or the restriction on the ability of “insiders” to transact in PubCo’s securities is removed, as applicable, and, if so directed by PubCo, Investor will deliver to PubCo all copies, other than permanent file copies then in Investor’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

2.3.

Registration Expenses. Except as set forth in Section 1.2.5, PubCo shall bear all costs and expenses incurred in connection with the Resale Registration Statement pursuant to Section 1.1, any Demand Registration pursuant to Section 1.2 any Piggy-Back Registration pursuant to Section 1.3, and all expenses incurred in performing or complying with its other obligations under this Schedule 11, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) PubCo’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 2.1.12; (vi) Financial Industry Regulatory Authority fees; (vii) fees and disbursements of counsel for PubCo and fees and expenses for independent certified public accountants retained by PubCo; (viii) the fees and expenses of any special experts retained by PubCo in connection with such registration and (ix) the reasonable fees and expenses of one (1) legal counsel selected by the Holders of a majority-in-interest of the Registrable Securities included in such registration. PubCo shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by Investor thereof, which underwriting discounts or selling commissions shall be borne by Investor. Additionally, in an Underwritten Offering, all selling shareholders and PubCo shall bear the expenses of the Underwriter pro rata in proportion to the respective amount of shares each is selling in such offering.

2.4.

Information. Investor shall promptly provide such information as may reasonably be requested by PubCo, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act and in connection with PubCo’s obligation to comply with Federal and applicable state securities laws.

3.	Indemnification and Contribution.

3.1.

Indemnification by PubCo. PubCo agrees to indemnify and hold harmless Investor, and each of its officers, employees, Affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an Investor Indemnified Party), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by PubCo of the Securities Act or any rule or regulation promulgated thereunder applicable to PubCo and relating to action or inaction required of PubCo in connection with any such registration; and PubCo shall promptly reimburse Investor Indemnified Party for any legal and any other expenses reasonably incurred by such Investor Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that PubCo will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission of any material fact made in such Registration Statement, preliminary prospectus, or final prospectus or any such amendment or supplement, in reliance upon and in conformity with information furnished to PubCo, in writing, by Investor expressly for use therein, or is based on Investor’s violation of the federal securities laws (including Regulation M) or failure to sell the Registrable Securities in accordance with the plan of distribution contained in the prospectus.

3.2.

Indemnification by Investor. Investor will, in the event that any registration is being effected under the Securities Act pursuant to this Schedule 11 of any Registrable Securities held by Investor, indemnify and hold harmless PubCo, each of its officers, employees, Affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls PubCo (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an PubCo Indemnified Party), against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to PubCo by Investor expressly for use therein, or is based on Investor’s violation of the federal securities laws (including Regulation M) or failure to sell the Registrable Securities in accordance with the plan of distribution contained in the prospectus, and shall reimburse the PubCo Indemnified Parties for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Investor’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by Investor.

3.3.

Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Sections 3.1 or 3.2, such person (the Indemnified Party) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the Indemnifying Party) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel, which such counsel is reasonably acceptable to the Indemnifying Party) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

3.4.	Contribution.

3.4.1.

If the indemnification provided for in the foregoing Sections 3.1, 3.2 and 3.3 is judicially determined to be unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

3.4.2.

the Parties agree that it would not be just and equitable if contribution pursuant to this Section 3.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 3.4.1.

3.4.3.

The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 3.4, Investor shall not be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by Investor from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

4.	Underwriting and Distribution

4.1.

Rule 144. PubCo shall use commercially reasonable efforts to file any reports required to be filed by it under the Securities Act and the Exchange Act (or, if PubCo is not required to file such reports, it will, upon the reasonable request of Investor, make publicly available such necessary information for so long as reasonably necessary to permit sales that would otherwise be permitted by this Schedule 11 pursuant to Rule 144, Rule 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time or any similar rule or regulation hereafter adopted by the Commission) and take such further action as Investor may reasonably request, all to the extent required from time to time to enable Investor to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

For purpose of this Schedule 11 only,

Block Trade means an offering and/or sale of Registrable Securities by any Holder on a block trade or underwritten basis (whether firm commitment or otherwise) without substantial marketing efforts by PubCo, including, without limitation, a same day trade, overnight trade or similar transaction;

Business Combination Agreement means certain business combination agreement dated as of 23 March 2022 (as may be amended, supplemented, modified or varied from time to time) entered into by and among PubCo, Primavera Capital Acquisition Corporation, the Company and certain other parties;

Company Investors means each of Investor, Baozun Hongkong Investment Limited, Fosun Fashion Holdings (Cayman) Limited, ITOCHU Corporation, Talent Insight Project Company Limited, Marco Ceccarelli, Great Pacific Enterprises Ltd, Stephenson Management Inc., Stella International Limited, Lux Regency (International) Holdings Limited, Yujing Fashion (BVI) Limited, Target Gain International Limited, Fantasy Gamma Limited and Brilliant Fashion Holdings Limited;

Exchange Act means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time;

Form F-1 means a Registration Statement on Form F-1 or any comparable successor form or forms thereto;

Holder means a holder of Registrable Securities;

Investor Rights Agreement means the investor rights agreement dated March 23, 2022, by and among PubCo, Primavera Capital Acquisition Corporation, the Company and certain investors of PubCo named therein.

Registrable Securities means (a) PubCo Ordinary Shares issued or issuable upon the conversion of any shares of SPAC Class B Ordinary Shares (as defined in the Business Combination Agreement), (b) the PubCo Warrants (as defined in the Business Combination Agreement) (including any PubCo Ordinary Shares issued or issuable upon the exercise of any such PubCo Warrants), (c) any outstanding PubCo Ordinary Shares or any other equity security (including PubCo Ordinary Shares issued or issuable upon the exercise of any other equity security) of PubCo held by a Company Investor or SPAC Investor as of the Initial Merger Effective Time (as defined in the Business Combination Agreement) (including PubCo Ordinary Shares issued pursuant to the transactions contemplated by the Business Combination Agreement), (d) any other equity security of PubCo or any of its subsidiaries, or any successor, issued or issuable with respect to any such PubCo Ordinary Shares by way of a share dividend or share split or other distribution or in connection with a combination of shares, contractual control arrangement, recapitalization, merger, consolidation, spin-off or reorganization and (e) any Non-Voting Shares of PubCo and ordinary shares of PubCo issued or issuable upon conversion of the Superclass Share; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such securities shall have been otherwise transferred, and new certificates for such securities not bearing a legend (other than legend imposed as a result of the restrictions contemplated by the Memorandum and Articles of PubCo or any lock-up agreement by and among PubCo and any Holders) restricting further transfer shall have been delivered by PubCo to the transferee; (C) such securities shall have ceased to be outstanding; (D) such securities have been sold without registration pursuant to Section 4(a)(1) of the Securities Act or Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission); or (E) such securities shall have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction;

Registration means a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective;

Registration Statement means a registration statement filed by PubCo with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form F-4, Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity);

Securities Act means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time;

SPAC Investors means Primavera Capital Acquisition LLC;

Transfer means to (i) lend, sell, offer to sell, contract or agree to sell, hypothecate, pledge or otherwise encumber, grant any option or warrant to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, with respect to any Ordinary Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any PubCo Ordinary Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction, including the filing of a registration statement specified in clause (i) or (ii). Notwithstanding the foregoing, a Transfer shall not be deemed to include any transfer for no consideration if the donee, trustee, heir or other transferee has agreed in writing to be bound by the same terms under this Schedule 11 to the extent and for the duration that such terms remain in effect at the time of the Transfer;

Underwriter means a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities;

Underwritten Demand Registrations means an underwritten public offering of Registrable Securities pursuant to a Demand Registration, as amended or supplemented; and

Underwritten Registration or Underwritten Offering means shall mean a Registration in which securities of PubCo are sold to an Underwriter in a firm commitment underwriting for distribution to the public

Schedule 12

Definitions and Interpretation

1.	Definitions. In this Agreement, the following words and expressions shall have the following meanings:

Additional Closing Date has the meaning given in clause 5.6;

Additional Price has the meaning given in clause 5.6;

Additional Shares has the meaning given in clause 5.6;

Affiliate means, in relation to any Party, any subsidiary or Parent Company of that Party and any subsidiary of any such Parent Company, in each case from time to time;

Agreed Return means the higher of an amount that:

(a) provides Investor with an eleven and a half per cent. (11.5%) XIRR, compounding every 12 months, of: (i) US$50,000,000 calculated for the period between the Closing Date and the date of realisation; and (ii) Additional Price Investor paid on Additional Closing Date (if applicable) calculated for the period between the Additional Closing Date and the date of realisation; or

(b) equals to 1.115 times the sum of US$50,000,000,

in each case, less any Interim Return received by Investor and (only applicable if Investor has not paid the Release Amount in accordance with clause 2.3 by the date when the XIRR is calculated) less US$25,000,000, where, XIRR means the internal rate of return calculated using the XIRR function in Microsoft Excel software, using actual dates of cash flows (taking into account any Interim Return) and based on annual compounding;

Annual Cash Distribution has the meaning given in the MAA;

Amended MAA means the articles of PubCo that will become effective upon IPO under which the rights attached to Superclass Share shall include those rights set out in Schedule 9;

Business Combination Agreement means the business combination agreement entered into between the Company, PubCo and certain other parties thereto on 23 March 2022 (as amended from time to time);

Business Day means a day (excluding Saturday or Sunday and public holidays in Republic of Korea, the PRC, Hong Kong and Cayman Islands) on which commercial banks in Republic of Korea, the PRC, Hong Kong and Cayman Islands are generally open for business;

Call Option has the meaning given in clause 8.2;

Call Option 1 has the meaning given in clause 8.1;

Call Option 2 has the meaning given in clause 8.2;

Call Option Completion Date has the meaning given in clause 8.3;

Call Option Exercise Notice has the meaning given in clause 8.3;

Call Option Price has the meaning given in clause 8.2;

Call Option Price 1 has the meaning given in clause 8.1;

Call Option Price 2 has the meaning given in clause 8.2;

Call Option Trigger Event has the meaning given in clause 8.2;

Call Option Trigger Event 1 has the meaning given in clause 8.1;

Call Option Trigger Event 2 has the meaning given in clause 8.2;

Cash Account Charge has the meaning given in the definition of Pre-Liquidity Security Documents;

Cash Top Up means the Pre-Liquidity Cash Top Up or the Post-Liquidity Cash Top Up, as the case may be;

Charged Cash Account means the HKD account in the name of FIL held with Citibank, N.A., Hong Kong Branch with account number 1506483006 over which the Company has granted Investor security pursuant to the terms of the Security Account Charge;

Charged Securities Account means the securities account in the name of FIL held with Citibank, N.A., Hong Kong Branch with account number 5064830000 over which FIL has granted Investor security pursuant to the terms of the Security Account Charge;

Closing means completion of the Transaction in accordance with the provisions of this Agreement;

Closing Date means the date on which Closing takes place, as decided in Clause 3.1;

Closing Price means the last reported publicly traded price of the shares of PubCo at the closing of trading during a trading day on the stock exchange on which the shares of PubCo are traded.

Collateral Share has the meaning given in the MAA;

Company Bank Account means the following account of the Company:

Beneficiary: Fosun Fashion Group (Cayman) Limited

Beneficiary Bank: Standard Chartered Bank (Hong Kong) Limited

Swift Code: SCBLHKHHXXX

Account No: 44719099032

Beneficiary Bank Address: 7th Floor, Standard Chartered Tower, 388 Kwun Tong Road, Kwun Tong, Hong Kong

Company Warranties means the warranties given by the Company as set out in Part A of Schedule 2;

Control of a given person means the power or authority, whether exercised or not, to direct the business, management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, that, such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of fifty per cent (50%) or more of the votes entitled to be cast at a meeting of the members or shareholders of such person or its parent company or power to control the composition of a majority of the board of directors (or equivalent governing body) of such person;

Conversion Notice has the meaning given in Schedule 9;

Cost Reimbursement has the meaning given in clause 13;

Costs means costs (including reasonable legal costs), expenses and Taxes (including stamp duty);

Credit Event means:

(a)	in respect of the Company, PubCo, FIL and FTG:

(i)	Mr. Guo Guangchang ceases to have Control; or

(ii)	any occurrence of any insolvency event, bankruptcy, liquidation, dissolution or winding up or similar event, whether voluntary or involuntary, or a filing for bankruptcy or similar proceedings.

(b)	in respect of FIL and FTG, delisting, or suspension to trading for consecutive period of fifteen (15) Trading Days;

(c)	in respect of Pubco, delisting, or suspension to trading for consecutive period of five (5) Trading Days;

(d)	in respect of FTG, any of the following events:

(i)	the ordinary shares in the capital of FTG, the shareholders of FTG pass a shareholder resolution for delisting the ordinary shares in the capital of FTG from the main board of the Stock Exchange;

(ii)

any of its Financial Indebtedness with an aggregate amount borrowed or raised being in excess of US$60,000,000 is not paid when due nor within any originally applicable grace period, or is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of any event of default (however described);

(e)

in respect of FIL, any of its Financial Indebtedness with an aggregate amount borrower or raised in excess of US$100,000,000 is not paid when due nor within any originally applicable grace period, or is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of any event of default (however described);

(f)	in respect of the Company or PubCo:

(i)

any of its Financial Indebtedness with an aggregate amount borrowed or raised in excess of US$5,000,000 is not paid when due nor within any originally applicable grace period, or is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of any event of default (however described);

(ii)

any of its creditors declares or becomes entitled to declare any of its Financial Indebtedness with an aggregate amount borrowed or raised in excess of US$5,000,000 due and payable prior to its specified maturity as a result of an event of default (however described);

(iii)

it is unable or admits inability to pay its debt as they fall due, is deemed or declared (in each case, pursuant to applicable law) to be unable to pay its debt as they fall due; or by reason of actual or anticipated financial difficulties:

(A)	suspends or threatens to suspend making payments on any of its debts; or

(B)	commence negotiations with one or more of its creditors generally with a view to rescheduling its debts;

provided that any failure of repayment and/or any rescheduling or extension of the SH Loan does not fall into the definition of Credit Event.

(g)	failure by the Company to pay any Annual Cash Distribution to Investor pursuant to the MAA;

(h)	the Company passes a resolution or otherwise makes a formal decision not to undergo the De-SPAC Transaction as contemplated;

(i)	any breach by the Company or its subsidiaries of clause 5.2; or

(j)	any breach by the Company or PubCo of clause 5.4.

Custodian means Citibank, N.A., Hong Kong Branch;

Custody Agreement means the securities safekeeping agreement dated on or around the date of this Agreement between the Custodian and FIL in respect of the Charged Securities Account and the Charged Cash Account;

Deed of Adherence means the deed of adherence to the Shareholders Agreement to be executed by Investor and the Company on Closing Date in the form set out in Schedule 6;

Default Interest has the meaning given in clause 10.1;

De-SPAC Transaction means a business combination transaction or series of transactions whereby the Company is acquired by or combined with any special purpose acquisition company that is listed or will upon completion of such transaction be listed on the New York Stock Exchange or NASDAQ Stock Market of the U.S. (or such other international stock exchange as agreed between the Company and Investor) or with an affiliate of such special purpose acquisition company;

Disclosed Information means the document fairly disclosed by the Company to Investor as listed in Annex A of the Disclosure Schedule;

Disclosure Schedule means the disclosures set out in Schedule 8;

Disrupted Trading Day means a trading day in which any of the following events occurs:

(a)	any event that prohibits or otherwise makes impossible any market participants in general to effect transactions in, or obtain market values for, the shares of PubCo or FTG (as the case may be);

(b)

any material suspension of trading by the relevant stock exchange on which the shares of PubCo or FTG (as the case may be) are traded, whether by reason of movements in price exceeding limits permitted by that stock exchange or otherwise; or

(c)	a closure of the stock exchange on which the shares of PubCo or FTG (as the case may be) are traded prior to its regular trading time.

Encumbrance means a mortgage, charge, pledge, lien, option, restriction, right of first offer, right of pre-emption, third party right or interest, other encumbrance or security interest of any kind, or another type of agreement or arrangement having similar effect;

Event of Default has the meaning given in clause 10.1;

FFH means Fosun Fashion Holdings (Cayman) Limited, a company incorporated in the Cayman Islands with its registered address at Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands;

FIL means Fosun International Limited, a company incorporated in Hong Kong with its registered address at Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong;

Financial Indebtedness means (without double counting) any indebtedness in respect of:

(a)	moneys borrowed; or

(b)

any moneys raised under or pursuant to any debenture, bond (other than a performance bond or advance payment bond), note or loan stock or other similar debt instrument (but, in each case, excluding Trade Instruments), but excluding all indebtedness for or in respect of pension or post-employment benefit related liabilities or any indebtedness owing between the Group Members;

Form F-4 has the meaning given in Schedule 2;

FTG means Fosun Tourism Group, an exempted company incorporated in the Cayman Islands with company number 315519 and its registered address at Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street P.O. Box 10240 Grand Cayman KY1-1002 Cayman Islands;

FTG Security Shares means 81,542,487 shares in FTG over which FIL has granted Investor security pursuant to the terms of Security Account Charge;

Governmental Entity means any supra-national, national, state, municipal or local government (including any subdivision, court, administrative agency or commission or other authority thereof) or any quasi-governmental or private body exercising any regulatory, importing or other governmental or quasi-governmental authority;

Group Members means the Company and its subsidiaries;

Governmental Order means any judgment, decision, ruling, decree, order, settlement, injunction, writ, stipulation, determination or award of any Governmental Entity;

Hong Kong means the Hong Kong Special Administrative Region of the People’s Republic of China;

Instruction Letter has the meaning given in Schedule 9;

Interim Return means any gross proceeds that Investor has realised from the Subscription Shares and Additional Shares (if applicable) (including any dividends received from the Company (e.g., Annual Cash Distribution), any sale proceeds from disposal of any Subscription Shares or any Additional Shares (if applicable) by Investor and any compensation, indemnification, payment or damages received by Investor under any of the Transaction Documents (other than Cost Reimbursement);

Investor Warranties means the warranties given by Investor as set out in Schedule 3;

IPO means the initial public offering in connection with the listing of the shares (or depositary receipts or depositary shares therefor) of the Company on the New York Stock Exchange or NASDAQ Stock Market of the U.S. (or such other international stock exchange as agreed between the Company and Investor) or a De-SPAC Transaction;

IPO Price means US$10.00;

Law means any law, statute, ordinance, rule, regulation, listing rules, stock exchange rules and regulations, code, Governmental Order or other requirement as enacted, issued, promulgated, enforced or entered by a Governmental Entity and having a legally binding effect;

Legal Opinion has the meaning given in Schedule 9;

Liquidity Date means to the extent applicable, the earlier of (i) the date falling twelve (12) months after filing of a Form 20-F containing Form 10 type information by Lanvin Group Holdings Limited following the completion of De-SPAC Transaction, provided that PubCo has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, including an annual report on Form 20-F, during the preceding twelve (12) months; and (ii) the date when all the ordinary shares of PubCo held by Investor and Non-Voting Shares of PubCo to be converted from the Superclass Share have been registered and can be sold pursuant to an effective resale registration statement on Form F-1 or Form F-3 (including any successor registration statement covering the resale of such securities);

Listing Rules means the Rules Governing the Listing of Securities of the Stock Exchange;

MAA means the third amended and restated memorandum and articles of association of the Company to be adopted by the Company on Closing in the form set out in Schedule 4;

Mandatory Put Option has the meaning given in clause 9.1;

Mandatory Put Option Completion Date has the meaning given in clause 9.1;

Mandatory Put Option Price has the meaning given in clause 9.1;

Market Price means the amount equal to the average Closing Price of the shares of PubCo for the three (3) trading days (excluding any Disrupted Trading Days) prior to the date of the Call Option Exercise Notice in relation to Call Option 2;

Market Value of FTG Security Shares means the average closing price of the shares of FTG in any three (3) consecutive trading days period (excluding any Disrupted Trading Days) multiplied by the number of the shares of FTG in the Charged Securities Account as at the last trading day in such period, in its equivalent US$ based on exchange rate published by Bloomberg L.P. as at the last trading day in such period.

Market Value of PubCo Non-Voting Shares means the average Closing Price of the shares of PubCo in any three (3) consecutive trading days period (excluding any Disrupted Trading Days) multiplied by 15,000,000;

Market Value of PubCo Ordinary Shares means the average Closing Price of the shares of PubCo in any three (3) consecutive trading days period (excluding any Disrupted Trading Days) multiplied by the number of ordinary shares of PubCo then held by Investor as at the last trading day in such period (excluding any shares of PubCo Investor acquires after the IPO);

Material IP Rights means any registered intellectual property rights that are material to the business of the Company or its subsidiaries;

Non-Voting Share mean ordinary share of PubCo that has no voting right but otherwise rank pari passu with ordinary shares of PubCo that carries voting right;

Observer has the meaning given in the MAA;

Ordinary Shares has the meaning given in the MAA;

parent company means any company that in relation to another company (its subsidiary):

(a)	holds a majority of the voting rights in the subsidiary;

(b)	is a member of the subsidiary and has the right to appoint or remove a majority of its board of directors;

(c)	is a member of the subsidiary and controls a majority of the voting rights in it under an agreement with the other members; or

(d)	has the right to exercise a dominant influence over the subsidiary under the subsidiary’s articles or a contract authorised by them,

in each case whether directly or indirectly through one or more companies;

Permitted Financial Indebtedness means:

(a)	any Financial Indebtedness arising under any of the Transaction Documents; and

(b)	any Financial Indebtedness which constitutes Financial Indebtedness that is otherwise subordinated to the claims of Investor under this Agreement in accordance with the Subordination Agreement,

but excluding all indebtedness for or in respect of the granting of any guarantees or financial support by the Company to any of its Group Members (other than any comfort letters that may be provided by the Company in favour of any of its Group Members during audit process);

Post-IPO Put Option has the meaning given in clause 7.5;

Post-IPO Put Option Completion Date has the meaning given in clause 7.6;

Post-IPO Put Option Exercise Notice has the meaning given in clause 7.5;

Post-IPO Put Option Exercise Period has the meaning given in clause 7.5;

Post-IPO Put Option Price has the meaning given in clause 7.6;

Post-Liquidity Cash Top Up has the meaning given in clause 11.7;

Post-Liquidity Coverage Ratio means a ratio, in which the numerator is the sum of (a) the Market Value of PubCo Ordinary Shares; (b) the Market Value of PubCo Non-Voting Shares; and (c) the value of any additional security provided by PubCo to Investor from time to time in accordance with clause 11.7 (such value shall be the market value as determined at the time such ratio is calculated), and the denominator is the sum of the number of ordinary shares of PubCo then held by Investor (excluding any shares of PubCo Investor acquires after the IPO) multiplied by the IPO Price;

Post-Liquidity Share Top Up has the meaning given in clause 11.7;

Post-Liquidity Top Up Exercise Notice has the meaning given in clause 11.7;

Post-Liquidity Top Up Obligation has the meaning given in clause 11.7;

Post-Liquidity Top Up Trigger Event means Post-Liquidity Coverage Ratio having fallen below 150% at any date on or after the Liquidity Date;

PRC means the People’s Republic of China, for the sole purpose of this Agreement, excluding Hong Kong, Macau, and Taiwan;

Pre-IPO Put Option has the meaning given in clause 7.2;

Pre-IPO Put Option Completion Date has the meaning given in clause 7.3;

Pre-IPO Put Option Exercise Notice has the meaning given in clause 7.2;

Pre-IPO Put Option Exercise Period has the meaning given in clause 7.2;

Pre-IPO Put Option Price has the meaning given in clause 7.3;

Pre-Liquidity Cash Top Up has the meaning given in clause 11.6;

Pre-Liquidity Coverage Ratio means:

(a)

at any day before the completion of IPO, a ratio, in which the numerator is the sum of (a) the Market Value of FTG Security Shares; (b) US$25,000,000; and (c) the value of any additional security provided by the Company to Investor from time to time in accordance with clause 11.6 (such value shall be the market value as determined at the time such ratio is calculated), and the denominator is US$50,000,000; or

(b)

at any day after the completion of IPO but before the Liquidity Date, means a ratio, in which the numerator is the sum of (a) the Market Value of FTG Security Shares; (b) US$25,000,000 and (c) the value of any additional security provided by PubCo to Investor from time to time in accordance with clause 11.6 (such value shall be the market value as determined at the time such ratio is calculated), and the denominator is the sum of the number of ordinary shares of PubCo then held by Investor (excluding any shares of PubCo Investor acquires after the IPO) multiplied by the IPO Price;

Pre-Liquidity Security means the security granted under any Pre-Liquidity Security Documents;

Pre-Liquidity Security Documents means an account security agreement under Hong Kong law to be granted by FIL in favour of Investor over FIL’s rights under the Custody Agreement and all of FIL’s rights, titles and interests from time to time in and to the Charged Cash Account, the Charged Securities Account, the FTG Security Shares, any other securities from time to time standing to the credit of the Charged Securities Account (including any additional shares of FTG that FIL may deposit in any Pre-Liquidity Share Top Up) and any cash or money from time to time standing to the credit of the Charged Cash Account (the Security Account Charge), substantially in the form set out in Schedule 7 and to be entered into by the parties thereto on the Closing Date;

Pre-Liquidity Share Top Up has the meaning given in clause 11.6;

Pre-Liquidity Top Up Exercise Notice has the meaning given in clause 11.6;

Pre-Liquidity Top Up Obligation has the meaning given in clause 11.6;

Pre-Liquidity Top Up Trigger Event means at any day before the Liquidity Date, the Pre-Liquidity Coverage Ratio having fallen below one hundred and twenty per cent. (120%);

Proposed Transaction means the transaction contemplated by the Transaction Documents;

PubCo means the entity whose shares are admitted to public trading upon completion of the IPO;

PubCo Warranties means the warranties given by the PubCo as set out in Part B of Schedule 2;

Put Option means the Pre-IPO Put Option, the Post-IPO Put Option or the Mandatory Put Option, as the case may be;

Put Option Completion Date means the Pre-IPO Put Option Completion Date, the Post-IPO Put Option Completion Date or the Mandatory Put Option Completion Date, as the case may be;

Put Option Exercise Notice has the meaning given in clause 7.5;

Put Option Exercise Period has the meaning given in clause 7.5;

Put Option Price means the Pre-IPO Put Option Price, the Post-IPO Put Option Price or the Mandatory Put Option Price, as the case may be;

Put Option Trigger Event has the meaning given in clause 7.1;

Regulation D has the meaning given in paragraph 7 of Schedule 2;

Relationship Agreement has the meaning given in clause 6.1;

Release Amount has the meaning given in clause 2.2(b);

Representatives means, in relation to a Party, its respective Affiliates and advisors;

ROFR Completion Date has the meaning given in clause 5.1;

ROFR Purchase Notice has the meaning given in clause 5.1;

ROFR Transfer Notice has the meaning given in clause 5.1;

Sanctioned Country means any country or territory that is, or whose government is, the subject or target of comprehensive territorial based Sanctions;

Sanctions means any trade or economic sanctions, laws, regulations, embargoes or restrictive measures administered, enacted or enforced by a Sanctions Authority;

Sanctions Authority means:

(a)	the United Nations (as a whole and not its individual members), including the United Nations Security Council;

(b)

the United States, including the United States Department of Treasury Office of Foreign Assets Control, the United States Department of Commerce Bureau of Industry and Security and the United States Department of State,

(c)	the European Union (as a whole and not its individual member states);

(d)	the United Kingdom, including the Office of Financial Sanctions Implementation of Her Majesty’s Treasury; or

(e)	any other relevant national or supra-national Governmental Entity with jurisdiction over the relevant Party,

in each case, including the respective governmental institutions, departments and agencies of any of the foregoing which administers or enforces Sanctions with jurisdiction over the relevant Party and its Representatives;

Sanctions Target means any person, vessel or aircraft with which dealings are restricted or prohibited by any Sanctions;

Secured Obligations has the meaning given in clause 11.1;

Securities Act has the meaning given in Schedule 3;

Security Account Charge has the meaning given in the definition of Pre-Liquidity Security Documents;

Share Disposal has the meaning given in clause 5.8;

Shareholders Agreement means the shareholders’ agreement of the Company dated 31 May 2021 entered into between the Company, FFH and certain other parties thereto;

SH Loan has the meaning given in the Subordination Agreement;

Stock Exchange means The Stock Exchange of Hong Kong Limited;

Subordination Agreement means the subordination agreement to be entered into between FIL, Investor and the Company on or prior to the Closing Date in the form set out in Schedule 5;

Subscription Price has the meaning given in clause 2;

Subscription Shares means 18,569,282 Ordinary Shares to be newly issued by the Company to Investor on the Closing Date;

Superclass Share has the meaning given in clause 5.4(a);

Superclass Share Conversion has the meaning given in Schedule 9;

Superclass Share Conversion Date has the meaning given in Schedule 9;

Surviving Provisions means clauses 13 (Costs), 14 (Announcements), 15 (Confidentiality), 16 (Assignment), 18 (Notices), 19 (Whole Agreement), 20 (Waivers, Rights and Remedies), 21 (Variations), 22 (Invalidity), 24 (Third Party Enforcement Rights) and 26 (Governing Law and Jurisdiction), and Schedule 12 (Definitions and Interpretation);

Tax or Taxation means: (i) taxes on income, profits and gains; and (ii) all other taxies, levies, duties, imposts, charges and withholdings of any fiscal nature, including any excise, property, capital, value added, sales, use, occupation, transfer, franchise and payroll taxes and any social security or social fund contributions, and any payment which the relevant person may be or become bound to make to any person as a result of the discharge by that person of any tax which the relevant person has failed to discharge, together with all penalties, charges and interest relating to any of the foregoing or to any late or incorrect return in respect of any of them, and regardless of whether such taxes, levies, duties, imposts, charges, withholdings, penalties and interest are chargeable directly or primarily against or attributable directly or primarily to the relevant person or any other person and of whether any amount in respect of them is recoverable from any other person;

Top Up Exercise Notice means the Pre-Liquidity Top Up Exercise Notice or the Post- Liquidity Top Up Exercise Notice, as the case may be;

Top Up Obligation means the Pre-Liquidity Top Up Obligation or the Post-Liquidity Top Up Obligation;

Top Up Trigger Event means the Pre-Liquidity Top Up Trigger Event or the Post- Liquidity Top Up Trigger Event, as the case may be;

Trade Instruments means any performance bonds or advance payment bonds or documentary letters of credit issued in respect of the obligations of any Group Member arising in the ordinary course of trading of that Group Member;

Trading Day means any day on which the Stock Exchange is scheduled to open for trading for its regular trading sessions;

Transaction Documents means this Agreement, the Deed of Adherence, the Pre- Liquidity Security Documents, the Subordination Agreement and the MAA;

Transfer means, in relation to any share in the Company, to:

(a)	sell, assign, transfer or otherwise dispose of it (or any interest therein) (including the grant of any option over or in respect of it);

(b)	create or permit to subsist any Encumbrances over it;

(c)	direct (by way of renunciation or otherwise) that another person should, or assign any right to, receive it;

(d)	enter into any agreement in respect of the votes or any other rights attached to it (other than by way of proxy for a particular shareholder meeting); or

(e)	agree, whether or not subject to any condition precedent or subsequent, to do any of the foregoing; and

Working Hours means 9.30 a.m. to 5.30 p.m. on a Business Day in the place of receipt of a notice.

2.	Interpretation. In this Agreement, unless the context otherwise requires:

(a)

references to a person include any individual, firm, body corporate (wherever incorporated), government, state or agency of a state or any joint venture, association, partnership, works council or employee representative body (whether or not having separate legal personality);

(b)	references to a paragraph, clause or Schedule shall refer to those of this Agreement unless stated otherwise;

(c)	headings do not affect the interpretation of this Agreement; the singular shall include the plural and vice versa; and references to one gender include all genders;

(d)

references to Hong Kong dollars, HKD or HK$, United States dollars, USD or US$ and RMB are references to the lawful currency from time to time of Hong Kong, the United States of America and the PRC, respectively;

(e)

reference to amount in certain currency includes its equivalent in other currencies based on exchange rate published by Bloomberg L.P. on the relevant date (which shall be the date when the warranty is given or the undertaking or obligation needs to be complied with);

(f)	the Event of Default is continuing if it has not been remedied or waived; and

(g)	any phrase introduced by the terms including, include, in particular or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

3.

Enactments. Except as otherwise expressly provided in this Agreement, any express reference to an enactment (which includes any legislation in any jurisdiction) includes references to: (i) that enactment as amended, consolidated or re-enacted by or under any other enactment before or after the date of this Agreement; (ii) any enactment which that enactment re-enacts (with or without modification); and (iii) any subordinate legislation (including regulations) made (before or after the date of this Agreement) under that enactment, as amended, consolidated or re-enacted as described at (i) or (ii) above, except to the extent that any of the matters referred to in (i) to (iii) occurs after the date of this Agreement and increases or alters the liability of the Company or Investor under this Agreement.

4.	Schedules. The Schedules comprise schedules to this Agreement and form part of this Agreement.

5.

Inconsistencies. Where there is any inconsistency between the definitions set out in this Schedule 12 (Definitions and Interpretation) and the definitions set out in any clause or any other Schedule, then, for the purposes of construing such clause or Schedule, the definitions set out in such clause or Schedule shall prevail.

SIGNATURE

This Agreement is signed by duly authorised representatives of the Parties:

SIGNED	)	SIGNATURE:	/s/ CHENG Yun
for and on behalf of	)
FOSUN FASHION GROUP	)
(CAYMAN) LIMITED	)	NAME:	CHENG Yun

SIGNED	)	SIGNATURE:	/s/ CHENG Yun
for and on behalf of	)
LANVIN GROUP	)
HOLDINGS LIMITED	)	NAME:	CHENG Yun

SIGNED	)	SIGNATURE:	/s/ CHOI Alexander Himoon
for and on behalf of	)
MERITZ SECURITIES	)
CO., LTD.	)	NAME:	CHOI Alexander Himoon